AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of October 6, 2008 is made by and among inTEST Corporation, a Delaware corporation (the "Parent"), Sigma Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), Sigma Systems Corp., a California corporation (the "Company"), Sandy L. Hoover, Trustee of the Exemption Trust, a sub-trust of the Robert T. Stewart Separate Property Trust dated March 17, 2003 (the "Exemption Trust"), Sandy L. Hoover, Trustee of the Sandy L. Hoover Trust, a sub-trust of the Robert T. Stewart Separate Property Trust dated March 17, 2003 (the "Q-TIP Trust" and, together with the Exemption Trust, the "Stockholders"), and Sandy L. Hoover ("Hoover").

RECITALS

A.    The Company is engaged in the business of designing, manufacturing, marketing and selling thermal platforms and environmental test chambers (the "Business").  The Stockholders are the holders of all of the issued and outstanding shares of capital stock of the Company (the "Company Stock").

B.    The Board of Directors and the stockholders of the Company have adopted this Agreement in accordance with the requirements of the California General Corporation Law, as amended (the "California GCL").

C.    Parent as the sole stockholder of Merger Sub, has adopted this Agreement in accordance with the requirements of the Delaware General Corporation Law, as amended (the "Delaware GCL").  Merger Sub was incorporated on July 3, 2008 expressly for the purpose of this Agreement and has not conducted any business.

D.    The respective Boards of Directors of Parent, Merger Sub and the Company deem it advisable and in the best interests of their respective stockholders to consummate the merger provided for herein, pursuant to which the Company will merge with and into Merger Sub, leaving Merger Sub as the surviving corporation under the California GCL and the Delaware GCL and as a wholly-owned subsidiary of Parent.

E.    Certain capitalized terms used herein have the meanings ascribed to such terms in ARTICLE IX hereof.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained herein, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

ARTICLE I

MERGER

     1.1    Agreement of Merger; Merger.  Subject to the terms and conditions of this Agreement, at the Closing, Parent, Merger Sub and the Company shall execute and deliver the Certificate of Merger in the form of Exhibit A hereto (the "Certificate of Merger") and file the Certificate of Merger and any required certificates with the Secretary of State of Delaware and the Secretary of State of California, as applicable.  The time as the Certificate of Merger is so filed with the Secretary of State of Delaware shall be referred to as the "Effective Time".  At the Effective Time, in accordance with the Certificate of Merger, the Company will be merged with and into Merger Sub with Merger Sub being the surviving corporation, and the separate existence of the Company shall cease (the "Merger").  Merger Sub and the Company are sometimes referred to herein as the "Constituent Corporations" and the Merger Sub as the surviving corporation following the Merger is sometimes referred to herein as the "Surviving Corporation".

      1.2    Effects of the Merger.

             (a)    At and after the Effective Time, the Merger shall have the effects set forth in the California GCL and the Delaware GCL.  Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Company and Merger Sub shall attach to the Surviving Corporation.

             (b)    At the Effective Time, the Certificate of Incorporation of the Merger Sub in effect immediately prior to the Merger shall be the Certificate of Incorporation of the Surviving Corporation except that Article FIRST of the Certificate of Incorporation shall be amended to read: "The name of the corporation is SigmaSYS Corp.".

             (c)    At the Effective Time, the Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation (except that all references to Merger Sub in the Bylaws of the Surviving Corporation shall be changed to reflect the name change of Merger Sub discussed in Section 1.2(a)).

             (d)    At the Effective Time, each of the directors and officers of the Merger Sub immediately prior to the Effective Time, being the individuals whose names and positions are listed on Schedule 1.2(d) hereto, shall be the directors and officers of the Surviving Corporation, each to hold office until such person's respective death, permanent disability, resignation or removal or until his or her respective successor is duly elected and qualified, all in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation and applicable Law.

ARTICLE II

CONVERSION OF SECURITIES

      2.1    Merger Consideration; Effect on Company Capital Stock.  The aggregate merger consideration (the "Merger Consideration") shall consist of:

             (a)    One Million Dollars ($1,000,000) cash (the "Cash Merger Consideration");

             (b)    Parent's non-negotiable promissory notes (each, a "Note"), one to each Stockholder pro rata in accordance with their respective share ownership of the Company immediately before the Effective Time (such proportionate shares, the "Stockholder Ownership Percentages"), in an aggregate in a principal amount equal to One Million Four Hundred  Thousand Dollars ($1,400,000) plus the amount by which the Final Qualified Net Working Capital exceeds negative One Hundred Thousand Dollars (-$100,000) (or, if the Final Qualified Net Working Capital is less than negative One Hundred Thousand Dollars, then such principal amount shall be equal to One Million Five Hundred Thousand Dollars ($1,500,000) reduced by the Final Qualified Net Working Capital).  Each Note shall be in substantially the form of Exhibit B hereto, shall be dated as of the Closing Date but shall be issued in accordance with Section 2.3(e), shall bear interest from the Closing Date at the Prime Rate plus 1.25%, and shall be payable as follows: (i) a payment of accrued but unpaid interest on the first anniversary of the Closing Date; and (ii) subsequent annual payments of principal and accrued but unpaid interest on each of the next four anniversaries of the Closing Date, with the amount of each such payments of principal and interest equaling the sum of (A) the accrued but unpaid interest as of such payment date plus (B)(I) the total amount of principal then outstanding divided by (II) the number of payments of principal then remaining to be paid (such that the portion of the outstanding principal due on each such anniversary would be equal, unless the principal has been prepaid, set off or otherwise reduced, in which case the payments remaining after any such reduction would be equal); and

             (c)    Five Hundred Fifty Thousand (550,000) shares of Parent's common stock, par value $0.01 per share ("Parent Shares"), of which One Hundred Eighty Thousand (180,000) of the Parent Shares shall be the Escrow Shares.

      2.2    Right to Receive Merger Consideration.  At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any Stockholder:

             (a)    all of the shares of Company Stock issued and outstanding immediately prior to the Effective Time, other than treasury shares, shall be canceled, extinguished and converted, in the aggregate, into the right to receive the Merger Consideration (with the holder of each such share of Company Stock having the right to receive, in respect of such share, a ratable share of the Merger Consideration); and

             (b)    any shares of Company Stock held in the Company's treasury immediately prior to the Effective Time shall not represent the right to receive any Merger Consideration, and each such share shall be canceled and retired and shall cease to exist, and no cash, securities or other property shall be payable in respect thereof; and

             (c)    each share of common stock of Merger Sub, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time shall not be converted and shall remain issued and outstanding.

      2.3    Qualified Net Working Capital Adjustment.

             (a)    Definitions.  For purposes of this Section 2.3, the following terms shall have the meanings assigned to them in this Section 2.3(a):

                   (i)    "Accounting Principles" means accounting principles applied on a basis consistent with those used in preparation of the Full-Year Financial Statements;

                   (ii)   "Final Qualified Net Working Capital" means the Company's Qualified Net Working Capital as of the close of business on the Closing Date (A) as shown in the Qualified Net Working Capital Statement if no Notice of Objection with respect thereto is timely delivered by Hoover to Parent pursuant to Section 2.3(c); or (B) if a Notice of Objection is so delivered, (1) as agreed by Parent and Hoover pursuant to Section 2.3(c) or (2) in the absence of such agreement, as shown in the Independent Expert's calculation delivered pursuant to Section 2.3(d).

                   (iii)  "Qualified Accrued Expenses" means the Company's accrued expenses, including the Heston-Baston Payables but excluding (A) warranty reserves and bad debt reserves; (B) employee vacation, so long as it is accrued on the Company's accounting records as of the Closing Date; (C) accounts payable to accounting firms relating to the audit of the Company's financial statements for the fiscal years ended December 31, 2007 and 2006 and the six-month period ended June 30, 2007 (but not excluding any other account payable to accounting firms), and (D) that portion of professional fees, costs and expenses incurred in connection with the Merger that Section 10.4 of this Agreement provides are to be allocated to and paid by Stockholders and Hoover.

                   (iv)   "Qualified Inventory" means inventory items of the Company that are both: (i) purchased by the Company in quantities beyond the Company's normal inventory levels for items of that type in accordance with past practice; and (ii) expressly agreed in writing by Parent, on or prior to the Closing Date, as constituting items of Qualified Inventory.

                   (v)    "Qualified Net Working Capital" means (A) the sum of Company's cash and cash equivalents, Adjusted Accounts Receivable, prepaid expenses, Qualified Inventory and other current assets as of the close of business on the business day before the Closing Date, less (B) the sum of Company's accounts payable, Qualified Accrued Expenses, indebtedness for borrowed money (including any balance due under any promissory notes, revolving credit line or other credit facility, the loan from Hoover or any of her Affiliates), customer deposits and other current liabilities as of such date (but excluding those items that are expressly excluded from the definition of Qualified Accrued Expenses).  For the avoidance of doubt, Qualified Net Working Capital does not include total inventory or accrued expenses, but only Qualified Inventory and Qualified Accrued Expenses.

                   (vi)   "Adjusted Accounts Receivable" includes (i) accounts receivable generated prior to October 1, 2008, and (ii) an amount equal to (A) the sum of all accounts receivable generated during the month of October, 2008 (whether before or after the Closing Date), times (B) a fraction, the numerator of which is the number of calendar days elapsed from October 1, 2008 until the Closing Date and the denominator of which is thirty-one (31), in each case without any reduction for bad debt reserves.

                   (vii)  "Qualified Net Working Capital Statement" means an unaudited statement of the Company's Qualified Net Working Capital as of the close of business on the business day before the Closing Date that is prepared by Parent in accordance with the Accounting Principles.

             (b)    Within thirty (30) days after the Closing Date, Parent will prepare, or cause to be prepared, and deliver to Hoover the Qualified Net Working Capital Statement which shall set forth Parent's calculation of the Company's Qualified Net Working Capital as of the Closing Date.

             (c)    Upon receipt from Parent, Hoover shall have thirty (30) days to review the Qualified Net Working Capital Statement provided that such deadline shall be extended one day for each day, or part thereof, that Hoover has requested, but not been given, access to the Company records for purposes of reviewing Parent's calculation of Qualified Net Working Capital (such period, the "Review Period").  Parent and Surviving Corporation covenant to give Hoover access to their respective records as is reasonably necessary for Hoover or her agents to review Parent's calculation of Qualified Net Working Capital.  If Hoover disagrees with Parent's computation of the Qualified Net Working Capital, Parent may, on or prior to the last day of the Review Period, deliver a written notice to Parent (the "Notice of Objection"), which sets forth Hoover's objections to Parent's calculation of Qualified Net Working Capital.  Any Notice of Objection shall specify those items or amounts with which Hoover disagrees, together with a detailed written explanation of the reasons for disagreement with each such item or amount, and shall set forth Hoover's calculation of Qualified Net Working Capital based on such objections.  To the extent not set forth on the Notice of Objection, Hoover shall be deemed to have agreed with Parent's calculation of all other items and amounts contained in the Qualified Net Working Capital Statement.

             (d)    Unless Hoover delivers the Notice of Objection to Parent within the Review Period, Hoover shall be deemed to have accepted Parent's calculation of Qualified Net Working Capital and the Qualified Net Working Capital Statement shall be final, conclusive and binding.  If Hoover delivers the Notice of Objection to Parent within the Review Period, Parent and Hoover shall, during the 30 days following such delivery or any mutually agreed extension thereof, use their respective commercially reasonable efforts to reach agreement on the disputed items and amounts in order to determine the Qualified Net Working Capital.  If, at the end of such period or any mutually agreed extension thereof, they are unable to resolve their disagreements, they shall jointly retain and refer their disagreements to an independent accounting firm mutually acceptable to Hoover and Parent (the "Independent Expert"); provided that no item may be objected to or submitted to the Independent Expert unless the aggregate amount of all items objected to and submitted is greater than $20,000.  The parties shall instruct the Independent Expert to promptly review this Section 2.3 and to determine solely with respect to the disputed items and amounts so submitted whether and to what extent, if any, the Qualified Net Working Capital set forth in the Qualified Net Working Capital Statement requires adjustment.  The Independent Expert shall base its determination solely on written submissions by Parent and Hoover and not on an independent review.  In so reviewing, the Independent Expert shall only be permitted to ascribe a value to any particular item of dispute within the range of the highest and lowest values ascribed to that item by Hoover and Parent, as the case may be.  Hoover and Parent shall make available to the Independent Expert all relevant books and records and other items reasonably requested by the Independent Expert.  As promptly as practicable but in no event later than 45 days after its retention, the Independent Expert shall deliver to Hoover and Parent a report which sets forth its resolution of the disputed items and amounts and its calculation of the Qualified Net Working Capital; provided that in no event shall Qualified Net Working Capital as determined by the Independent Expert be less than Parent's calculation thereof set forth in the Qualified Net Working Capital Statement nor greater than Hoover's calculation thereof set forth in the Notice of Objection.  The decision of the Independent Expert shall be final, conclusive and binding on the parties.  The costs and expenses of the Independent Expert shall be allocated between the parties based on the percentage which the portion of the contested amount not awarded to each party bears to the amount actually contested by such party.

             (e)    Within three (3) business days after Qualified Net Working Capital has been finally determined pursuant to this Section 2.3, Parent shall issue the Notes in the principal amount determined in accordance with Section 2.1(b), and Parent shall cause the Surviving Corporation to execute and deliver to Hoover a security agreement in substantially the form of Exhibit G hereto pursuant to which Surviving Corporation will grant to the Stockholders a security interest in certain of Surviving Corporation's assets as security for Parent's obligations under the Notes.

      2.4    Closing.

              (a)    Closing.  The closing of the transactions contemplated by this Agreement (the "Closing") shall take place simultaneously with the execution and delivery of this Agreement by electronic transmission of the signature pages of this Agreement and any other agreements contemplated hereby on the date of this Agreement or at such other time or place as may be agreed by Parent and the Company on the date hereof, the "Closing Date").

      2.5    Closing Obligations.  At the Closing:

             (a)    The Company, the Stockholders and Hoover shall deliver or cause to be delivered to Parent:

                   (i)    The stock certificates representing the Company Stock for cancellation;

                   (ii)   the agreements, certificates, consents, waivers and other instruments and documents referred to in Section 5.1;

                   (iii)  possession of all corporate, accounting, business and Tax records of the Company, and all minute books, stock register books and stock record books of the Company; and

                   (iv)   such other instruments and certificates as may be reasonably requested by Parent.

             (b)    Parent shall deliver or cause to be delivered to the Stockholders:

                   (i)    An aggregate amount equal to the Cash Merger Consideration (which payment shall be made to each Stockholder in accordance with their respective Stockholder Ownership Percentages);

                   (ii)   Stock certificates representing the Parent Shares (other than the Escrow Shares) (which stock certificates shall reflect the record ownership of the Parent Shares by the Stockholders in accordance with their respective Stockholder Ownership Percentages);

             (c)    Parent shall deliver or cause to be delivered to Hoover:

                   (i)    the agreements, certificates, consents, waivers and other instruments and documents referred to in Section 5.2; and

                   (ii)   such other instruments and certificates as may be reasonably requested by the Company or Hoover.

             (d)    Parent shall pay or cause to be paid the Bank Payoff Amount to the Bank and the Lender Trust Payoff Amount to the Lender Trust.

             (e)    Parent shall deliver or cause to be delivered to the Escrow Agent a certificate or certificates representing the Escrow Shares.  The Escrow Shares shall be held in the Escrow Fund by the Escrow Agent and shall be available to compensate Parent for Losses as provided in ARTICLE VII and the Escrow Agreement.  To the extent not used for such purposes, the Escrow Shares shall be released as provided in the Escrow Agreement.

             (f)    Parent shall file or cause to be filed the Certificate of Merger and any required certificates with the Secretary of State of Delaware and the Secretary of State of California, as applicable, in accordance with Section 1.1.

      2.6    No Further Ownership Rights in Company Common Stock.  The payment of the Merger Consideration in respect of each share of Company Stock shall be deemed to have been paid in full satisfaction of all rights pertaining to each such share of Company Stock, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Stock which were outstanding immediately prior to the Effective Time

      2.7    Approval by All Holders of Company Stock.  It is a condition precedent to the closing of the transactions contemplated by this Agreement that all holders of Company Stock vote or otherwise consent to the Merger and to the transactions contemplated by this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY, STOCKHOLDERS AND HOOVER

The Company, Stockholders and Hoover hereby jointly and severally represent and warrant to Parent as of the date hereof and as of the Closing Date that the statements contained in this ARTICLE III are true and correct, except as set forth in the disclosure schedule dated and delivered as of the date hereof by Company to Parent (the "Disclosure Schedule").  The Disclosure Schedule shall consist of numbered schedules corresponding to each representation and warranty set forth in this ARTICLE III.  Each exception to a representation and warranty set forth in the Disclosure Schedule shall be deemed to qualify the specific representation and warranty which is referenced in the applicable numbered schedule and no other representation or warranty unless such other applicable schedule is cross-referenced or unless the applicability of such exception to another schedule is reasonably apparent under the circumstances.

      3.1    Organization and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has full corporate power and authority to conduct its business as it has been and is presently being conducted and to own, operate or lease, as applicable, its properties and assets now owned, operated or leased by it.  True, correct and complete copies of the Articles of Incorporation, Bylaws and other organizational documents of the Company, each as in effect on the date hereof, have been delivered to Parent.  The Company is not in violation of the provisions of its Articles of Incorporation or Bylaws.  The Company is duly licensed or qualified to do business as a foreign corporation and is in good standing as a foreign corporation in each jurisdiction in which the properties or assets owned, operated or leased by it, the operation of its business or its other activities requires such licensing or qualification.

      3.2    Subsidiaries.  The Company has no subsidiaries.

      3.3    Capitalization.  The authorized capital stock of the Company consists of 1,000,000 shares of common stock, without par value, of which 1,000 shares are issued and outstanding as of the date hereof.  The issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued, are fully paid and nonassessable, were issued in compliance with all applicable federal and state securities Laws, and are held of record by the Stockholders in the amounts set forth in Schedule 3.3 and beneficially by the beneficiaries of the Stockholders as set forth in Schedule 3.3 , and none of such shares have been issued in violation of any preemptive rights of any stockholder or transferred in violation of any transfer restrictions relating thereto.  No Person has any option, warrant, convertible security or other right to acquire any shares of capital stock of the Company or to cause the Company to issue or sell any such shares, and the Company is not obligated to issue any such option, warrant or right.  No Person other than the Stockholders has asserted that they hold, are entitled to hold or to acquire (whether from the Company or from any other Person), or entitled to cause the Company to issue any option, warrant, convertible security or other right issuable or exercisable for shares of capital stock of the Company and, to the Company's Knowledge, there is no circumstance or condition that may give rise to a valid claim by any such Person.  The Company is not a party to any option plan or similar plan obligating the Company, directly or indirectly, to issue stock or options, warrants, convertible securities or other rights issuable or exercisable for shares of capital stock of the Company, nor any stock appreciation, phantom stock, profit participation or similar rights.  Except for this Agreement, neither the Company nor any Stockholder is party to any stockholder agreement, voting agreement, voting trust or any other arrangement with respect to the transfer, voting or other rights associated with its capital stock.  The Company does not have any obligation to repurchase or redeem any of its outstanding capital stock.  The Company does not have any outstanding bonds, debentures, notes or other obligations or debt securities the holders of which have the right to vote, or are convertible into, or exercisable or exchangeable for, Company securities having the right to vote on any matter.

      3.4    Due Authorization.

             (a)    The Company.  The Company has full requisite corporate power and authority to execute and deliver this Agreement and each of the other Transaction Documents  which it is required to execute and deliver and to perform all obligations to be performed by it hereunder and thereunder.  The execution and delivery of this Agreement and, as applicable, the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been and will be, as the case may be, duly and validly authorized and approved by all necessary corporate action on the part of the Company and its Stockholders and no other proceeding on its part is necessary to authorize this Agreement and the consummation of the transactions contemplated hereby and thereby.

             (b)    Stockholders.  Each Stockholder has full requisite power and authority to execute and deliver this Agreement and each of the other Transaction Documents which it is required to execute and to perform all obligations to be performed by it hereunder and thereunder.  The execution and delivery of this Agreement and, as applicable, the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been and will be, as the case may be, duly and validly authorized and approved by all necessary action on the part of such Stockholder and no other proceeding on its part or on the part of any trustee thereof is necessary to authorize this Agreement and the consummation of the transactions contemplated hereby and thereby.

             (c)    Valid Execution.  This Agreement and the other Transaction Documents has been duly and validly executed and delivered by, as applicable, each of the Company, the Stockholders and Hoover, and, as applicable, constitutes legally valid and binding obligations of each of them, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

      3.5    No Conflict.  The execution, delivery and performance by each of the Company, Stockholders and Hoover of this Agreement and, as applicable, the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby do not, and will not, directly or indirectly:

             (a)    Violate or result in the breach of the Articles of Incorporation or Bylaws of the Company, or any trust agreement or instrument governing any Stockholder that is a trust;

             (b)    assuming the making and obtaining of all filings, notification, consents, approvals, authorization and other actions referred to in Schedule 3.6:

                   (i)    violate or result in a violation of, or give any Governmental Entity or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Law or any Court Order to which the Company, any Stockholder or Hoover, or any of the assets owned or used by any of them, is subject;

                   (ii)   violate or result in a violation of any of the terms or requirements of, or give any Governmental Entity the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Permit that is held by the Company, any Stockholder or Hoover or that otherwise relates to the Business or to any of the assets owned or used by, the Company except to the extent that, with respect to the Governmental Permits listed on Schedule 3.21, Surviving Corporation may be required to obtain its own Governmental Permit;

                   (iii)  cause Parent or the Company to become subject to, or to become liable for, the payment of any stock transfer, intangible property transfer, real property transfer, sales, use, accumulated earnings or similar Tax (it being acknowledged that Parent intends to include the Surviving Corporation on Parent's consolidated tax return with respect to periods after the Effective Time);

                   (iv)   except as set forth on Schedule 3.5, violate or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract; or

                   (v)    result in the imposition or creation of any Encumbrance upon the Company Stock or upon any of the assets owned or used by the Company.

      3.6    Government Authorities; Consents.  No notice to, consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity or other Person is required on the part of the Company, any Stockholder, Hoover or any Affiliate of any of them with respect to the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby, except as otherwise disclosed in Schedule 3.6.  Each such notice, consent, approval or authorization of, or designation, declaration or filing has been provided, obtained or made (as applicable) or will be provided, obtained or made prior to the Closing Date.

      3.7    Financial Statements, Books and Records.

             (a)    True and complete copies of the Company's unaudited financial statements consisting of the balance sheet of the Company as at December 31, 2007 and December 31, 2006 and the related statements of income for the years then ended (the "Full-Year Financial Statements"), and unaudited financial statements consisting of the balance sheet of the Company as at August 31, 2008 and the related statements of income for the eight (8) month period then ended (the "Interim Financial Statements" and, together with the Full-Year Financial Statements, the "Financial Statements") are attached to Schedule 3.7.

             (b)    The Financial Statements are true, correct and complete, and the Full-Year Financial Statements have been prepared in accordance with accounting principles applied on a consistent basis throughout the periods involved.  The Financial Statements are based on the books and records of the Company, and, except as set forth in Schedule 3.7, fairly present the financial condition of the Company as of the respective dates they were prepared and the results of the operations of the Company for the periods indicated.  The balance sheet of the Company as of December 31, 2007 is referred to herein as the "Balance Sheet" and the date thereof as the "Balance Sheet Date", and the balance sheet of the Company as of August 31, 2008 is referred to herein as the "Interim Balance Sheet" and the date thereof as the "Interim Balance Sheet Date".

             (c)    There is and has been no fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

             (d)    Except as set forth on Schedule 3.7, the Company does not have and has not had any off-balance sheet obligation or liability to, or any financial interest in, any third party, the purpose or effect of which is to defer, postpone, reduce, avoid or adjust recording of debt or expenses.

             (e)    The books of account and other financial records of the Company (i) reflect in all material respects all items of income and expense and all assets and liabilities of the Company, (ii) are in all material respects correct and do not contain any material inaccuracies or discrepancies, (iii) have been maintained in accordance with good business and accounting practices, and (iv) have been provided to Parent for inspection.

             (f)    The Company has not engaged in any monetary transaction, maintained any bank account or used any corporate funds except for monetary transactions, bank accounts or funds which have been and are reflected in the books and records or such as are not material to the results of operations or financial condition of the Company.

             (g)    As of the Effective Time, the aggregate amount of the Heston-Baston Payables does not exceed $175,000 and, other than the Heston-Baston Payables, the Company has no payment obligation to Marv Heston, Colin Baston or any Affiliate of either of them.

      3.8    Undisclosed Liabilities.  Except as set forth on Schedule 3.8, the Company does not have any material liabilities or obligations of any nature whatsoever (whether absolute or contingent, liquidated or unliquidated, or due or to become due) except for liabilities and obligations (a) fully reflected in or adequately reserved against on the Balance Sheet or (b) that have arisen since the date of the Balance Sheet in the ordinary course of business and consistent with past practices of the Company, which are not, individually or in the aggregate, materially different from those reflected in the Balance Sheet.  Except as set forth on Schedule 3.8, the liabilities on the Balance Sheet consist solely of obligations and liabilities incurred by the Company in the ordinary course of business consistent with past practice to Persons who are not Affiliates of the Company.   Schedule 3.8 sets forth the maximum amount of each item listed or required to be listed on that schedule.

      3.9    Accounts Receivable.  Schedule 3.9 sets forth a true and correct list of all accounts receivable and unbilled receivables (for products sold or services provided prior to the Closing Date) of the Company ("Accounts Receivable") as of the Interim Balance Sheet Date.  All Accounts Receivable as of the Interim Balance Sheet Date (other than those paid since such date) and that have arisen since the Interim Balance Sheet Date represent valid obligations and are not subject to any setoffs or counterclaims of which the Company has Knowledge.  All Accounts Receivable as of the Interim Balance Sheet Date, as adjusted, or arising from the date thereof until the Closing Date (subject to the reserve for bad debts, if any, reflected on the Interim Balance Sheet) are owned by the Company free and clear of any Encumbrance (other than Permitted Encumbrances) and are collectible in the aggregate face amounts thereof, without resort to litigation or extraordinary collection activity, within one hundred twenty (120) days of the Closing Date.  Except as set forth in Schedule 3.9, no Accounts Receivable have been outstanding for more than one hundred twenty (120) days.  The Company has not received any written notice from an account debtor stating that any Account Receivable in an amount in excess of $5,000 is subject to any contest, claim or setoff by such account debtor.  No discount or allowance from any Accounts Receivable has been made or agreed to (other than legal perquisites, discounts or allowances made in the ordinary course of business consistent with industry practices) and none represents billings prior to actual sale of goods or provision of services.

      3.10    Absence of Certain Changes or Events.  Since the Balance Sheet Date, except as set forth in Schedule 3.10:

             (a)    There has not been any Material Adverse Change;

             (b)    The Company has not amended or otherwise modified its Articles of Incorporation or Bylaws;

             (c)    The Company has not declared, set aside or paid any dividend or other distribution (whether in cash, stock or property) with respect to any of its securities, excepting Subchapter S distributions consistent with Company's custom and practice;

             (d)    The Company has not issued, or authorized for issuance any securities or any options, warrants, convertible notes or other rights to acquire securities, or split, combined or reclassified any of its securities;

             (e)    The Company has not altered any term of any outstanding securities;

             (f)    Except in the ordinary course of business and consistent with past practices of the Company, the Company has not (i) increased or modified the compensation or benefits payable or to become payable to any of their respective current or former directors, employees, contractors or consultants, (ii) increased or modified any bonus, severance, termination, pension, insurance or other employee benefit plan, payment or arrangement made to, for or with any of its current or former directors, employees, contractors or consultants, (iii) entered into any employment, consulting, severance or termination agreement, or (iv) amended, modified, superseded, replaced or terminated any employment, consulting, severance or termination agreement.

             (g)    The Company has not sold, leased, transferred or assigned any of its properties or assets, except for the sale of products in the ordinary course of business consistent with past practice;

             (h)    The Company has not incurred, assumed or guaranteed any indebtedness, or modified the terms of any indebtedness outstanding as of the Balance Sheet Date, with "indebtedness" excluding, for the avoidance of doubt, obligations incurred to customers in connection with sales orders received by the Company;

             (i)    The Company has not incurred any material liability or created or assumed any Encumbrance on any asset except for Permitted Encumbrances, liabilities incurred in the ordinary course of business and consistent with past practices of the Company, or liabilities incurred to service providers in connection with this Agreement and the Merger;

             (j)    The Company has not made any loan, advance or capital contribution to, or investment in, any Person other than loans or advances in the ordinary course of business consistent with past practice;

             (k)    (i) No Material Contract has been modified, (ii) no rights under any Material Contract have been waived or accelerated, and (iii) no contract or agreement that would be required to be listed as a Material Contract pursuant to Section 3.11 hereof if such contract or agreement were in effect on the date hereof has been terminated or cancelled;

             (l)    The Company has not sold, transferred, pledged or assigned any of its intellectual property except for the grants to purchasers of the Company's products of non-exclusive licenses to software embodied in Company in the ordinary course of business;

             (m)    There has not been any labor dispute or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company;

             (n)    There has not been any violation of or conflict with any Law to which the business, operations, assets or properties of the Company are subject;

             (o)    There has not been any material damage, destruction or loss with respect to the property and assets of the Company, whether or not covered by insurance;

             (p)    The Company has not made any change in accounting practices;

             (q)    The Company has not made any Tax election, changed its method of Tax accounting or settled any claim for Taxes; or

             (r)    The Company has not agreed, whether in writing or otherwise, to do any of the foregoing.

      3.11    Contracts; No Defaults.

             (a)    Schedule 3.11  lists all of the following contracts to which the Company is a party or by which it or its assets or properties are bound (collectively, the "Material Contracts"):

                   (i)    Contracts with any current or former officer, director, shareholder or Affiliate of the Company;

                   (ii)   Contracts (other than at-will employment contracts that are terminable by the Company at any time without liability to the Company) for the employment of any individual on a full-time, part-time, consulting or other basis;

                   (iii)  Collective bargaining agreements or contracts with any labor union or association representing any employee of the Company;

                   (iv)   Contracts for the sale of any of the assets of the Company other than in the ordinary course of business consistent with past practice or for the grant to any Person of any preferential rights to purchase any of its assets;

                   (v)    Contracts for joint ventures, strategic alliances, partnerships, licensing arrangements, or sharing of profits or proprietary information;

                   (vi)   Contracts containing covenants of the Company not to compete in any line of business or with any Person in any geographical area or not to solicit or hire any Person with respect to employment or covenants of any other person not to compete with the Company in any line of business or in any geographical area or not to solicit or hire any Person with respect to employment;

                   (vii)  Contracts relating to the acquisition (by merger, purchase of stock or assets or otherwise) by the Company of any operating business or material assets or the capital stock of any other Person;

                   (viii) Contracts or instruments relating to the incurrence, assumption or guarantee of any indebtedness or imposing an Encumbrance on any of its assets, including indentures, guarantees, loan or credit agreements, sale and leaseback agreements, purchase money obligations incurred in connection with the acquisition of property, mortgages, pledge agreements, security agreements, conditional sale or title retention agreements, notes, debentures, bonds, equipment trusts, or letters of credit;

                   (ix)   Contracts providing for payments by or to the Company in excess of $5,000 in any fiscal year or $10,000 in the aggregate during the term thereof, excluding vendor purchase orders where such purchase order is supported by a corresponding order placed by a customer with the Company;

                   (x)    Contracts obligating the Company to provide or obtain products or services for a period of one year or more;

                   (xi)   Contracts obligating the Company to purchase its total requirements of any product or service from a third party;

                   (xii)  Contracts under which the Company has made advances or loans to any other Person other than for reimbursement of expenses in the ordinary course of business;

                   (xiii) Contracts providing for severance, retention, change in control or other similar payments;

                   (xiv)  Contracts providing for guaranty, surety or indemnification (including, without limitation, any obligation to indemnify any third party with respect to intellectual property matters), direct or indirect, by the Company, or any undertaking by the Company to be responsible for consequential damages, or the assumption by the Company of any Tax, environmental or other liability;

                   (xv)   Distribution, dealer, representative or sales agency agreements;

                   (xvi)  Contracts or leases pursuant to which the Company occupies or has the right to occupy or use real estate;

                   (xvii) Leases of personal property;

                   (xviii) Contracts with any Governmental Entity;

                   (xix)  Contracts that are otherwise material to the Company, taken as a whole.

             (b)    Except as disclosed in Schedule 3.11, (i) to the Knowledge of the Company, no Material Contract has been breached or canceled by the other party, and the Company has no Knowledge of any anticipated breach by any other party to any Material Contract, (ii) the Company has performed in all material respects all of its obligations under and is not in material breach or default of or under any Material Contract, and no event has occurred which, with the passage of time or the giving of notice or both, would result in a default or breach thereunder, (iii) the Company does not have a present expectation or intention of not fully performing any obligation pursuant to any Material Contract, and (iv) each Material Contract is legal, valid, binding, enforceable (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting or relating to creditors' rights generally, and the availability of injunctive relief and other equitable remedies) and in full force and effect and will continue as such following the consummation of the transactions contemplated hereby.

             (c)    The Company has provided to Parent a true and correct copy of all written Material Contracts, in each case together with all amendments, waivers or other changes thereto (all of which are disclosed on Schedule 3.11).  Schedule 3.11 contains an accurate and complete description of all material terms of all oral Material Contracts.

      3.12    Real Property.

             (a)    The Company is a party to a real estate lease dated May 6, 2005 (the "Real Estate Lease") pursuant to which the Company leases its business premises located in El Cajon, California (the "Leased Premises").  The Company is the owner of good leasehold title to the Leased Premises, free and clear of all Encumbrances and other matters affecting title, excepting any Encumbrances that are part of the public record.  Other than the Leased Premises, the Company is not a party to any lease of real estate or any other agreement with respect to the tenancy, use or occupancy of real estate.  No Person has any right or option to purchase or acquire any of Company's leasehold interest in the Leased Premises.

             (b)    The Company has delivered to Parent a true and complete copy of the Real Estate Lease (including any amendments or modifications thereto) and any and all material ancillary documents pertaining thereto (including all master leases or prime leases to which the Real Estate Lease is subordinate).  The Company has peaceful, undisturbed and exclusive possession of the Leased Premises, as described in the Real Estate Lease.

             (c)    The Company does not own any real property.  Schedule 3.12(c)  lists all real property formerly owned by the Company since December 31, 2005.

             (d)    To the Company's Knowledge, the uses for which the buildings, facilities and other improvements located on the Leased Premises are zoned do not materially restrict, or materially impair, the use of the Leased Premises for purposes of the Business.  The Company has not received any written notice from any Governmental Entity or other Person that the Leased Premises does not comply with all applicable material building and zoning codes, deed restrictions, ordinances and rules.

             (e)    No Governmental Entity having the power of eminent domain over the Leased Premises has commenced or, to the Company's Knowledge, intends to exercise the power of eminent domain or a similar power with respect to all or any part of the Leased Premises. There are no pending or, to the Company's Knowledge, threatened condemnation, fire, health, safety, building, zoning or other land use regulatory proceedings, lawsuits or administrative actions relating to any portion of the Leased Premises or any other matters which do or may adversely effect the current use, occupancy or value thereof.  The Company has not received written notice of any pending or threatened special assessment proceedings affecting any portion of the Leased Premises.

             (f)    To the Company's Knowledge, the Leased Premises and all present uses and operations of the Leased Premises comply in all material respects with all Laws, governmental permits, covenants, conditions, restrictions, easements, disposition agreements and similar matters affecting the Leased Premises. The continued use, occupancy and operation of the Leased Premises as currently used, occupied and operated do not constitute a nonconforming use and are not the subject of a special use permit under any Law.

             (g)    To the Company's Knowledge, the Leased Premises are in suitable condition for the business of the Company as currently conducted. To its Knowledge, the Company has good and valid rights of ingress and egress to and from the Leased Premises from and to the public street systems for all usual street, road and utility purposes.

             (h)    No Person other than the Company is in possession of any of the Leased Premises or any portion thereof, and there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any Person other than the Company the right of use or occupancy of the Leased Premises or any portion thereof.  To the Company's Knowledge, no easement, utility transmission line or water main located on the Leased Premises adversely affects the use of the Leased Premises or any improvement on the Leased Premises in any material respect.

             (i)    To the Company's Knowledge, all water, sewer, gas, electric, telephone and drainage facilities, and all other utilities required by any Law or necessary for the current use and operation of the Leased Premises are installed to the property lines of the Leased Premises, are connected pursuant to valid permits to municipal or public utility services or proper drainage facilities, are fully operable and adequate to service the Leased Premises in the operation of the business as currently conducted and to permit compliance with the requirements of all Laws in the operation thereof.  To the Company's Knowledge, no fact or condition exists which would result in the termination or reduction of the current access from the Leased Premises to existing roads or to sewer or other utility services presently serving the Leased Premises.

      3.13    Tangible Personal Property.  The tangible personal property listed on Schedule 3.13-A (the "Owned Tangible Personal Property") is owned by the Company free and clear of all Encumbrances other than Permitted Encumbrances, is located at the Leased Premises, and (together with the Leased Tangible Personal Property) constitutes all of the tangible personal property used by the Company in connection with the Business.  The tangible personal property listed on Schedule 3.13-B (the "Leased Tangible Personal Property" and, together with the Owned Tangible Personal Property, the "Tangible Personal Property") constitutes all of the tangible personal property leased by the Company in connection with the Business (all of which leases are in full force and effect, constitute valid and binding obligations of the other party or parties thereto, and there does not exist any breach or default under any of the leases on the part of the Company or, to the Company's Knowledge, any other party thereto).  At all times since the date of the Balance Sheet, the Company has caused the Tangible Personal Property to be maintained in accordance with its customary business practice, and all of the items of Tangible Personal Property material to the operations or business of the Company are (i) in good operating condition and repair except as noted on Schedule 3.13-A or 3.13-B and except for reasonable wear and tear, and (ii) suitable for the purposes for which they are used.

      3.14    Intellectual Property.

             (a)    As used in this Agreement, "Intellectual Property" means: (i) inventions (whether or not patentable), trade secrets, technical data, databases, customer lists, designs, tools, methods, processes, technology, ideas, know-how, source code, product road maps and other proprietary information and materials ("Proprietary Information"); (ii) trademarks and service marks (whether or not registered), trade names, logos, trade dress and other proprietary indicia and all goodwill associated therewith; (iii) documentation, advertising copy, marketing materials, web-sites, specifications, mask works, drawings, graphics, databases, recordings and other works of authorship, whether or not protected by Copyright; (iv) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, design documents, flow-charts, user manuals and training materials relating thereto and any translations thereof (collectively, "Software"); and (v) all forms of legal rights and protections that may be obtained for, or may pertain to, the Intellectual Property set forth in clauses (i) through (iv) in any country of the world ("Intellectual Property Rights"), including all patents, patent applications, invention disclosures and other rights to inventions or designs ("Patents"), all registered and unregistered copyrights in both published and unpublished works ("Copyrights"), all trademarks, service marks and other proprietary indicia (whether or not registered) ("Marks"), trade secret rights, mask works, moral rights or other literary property or authors rights, and all applications, registrations, issuances, divisions, continuations, renewals, reissuances and extensions of the foregoing.

             (b)    Schedule 3.14-B lists (by name, owner and, where applicable, registration number and jurisdiction of registration, application, certification or filing) all Intellectual Property that is owned by the Company (whether exclusively, jointly with another Person or otherwise) ("Company Owned Intellectual Property"); provided that Schedule 3.14-B is not required to list, and Company Owned Intellectual Property shall not be deemed to include, items which are both (i) immaterial to the Company and (ii) not registered or the subject of an application for registration. Except as described in Schedule 3.14-B, the Company exclusively owns the entire right, title and interest to all Company Owned Intellectual Property free and clear of all Encumbrances.

             (c)    Schedule 3.14-C lists all licenses, sublicenses and other contracts ("In-Bound Licenses") pursuant to which a third party authorizes the Company to use, practice any rights under, or grant sublicenses with respect to, any Intellectual Property owned by such third party, including the incorporation of any such Intellectual Property into the Company's products and, with respect to each In-Bound License, whether the In-Bound License is exclusive or non-exclusive; provided, however, that Schedule 3.14-C is not required to list items that consist solely of "shrink-wrap", "click-wrap" and similar off-the-shelf commercially available end-user licenses that are not material to Company's Intellectual Property Rights, service offerings or business.

             (d)    Schedule 3.14-D lists all licenses, sublicenses and other contracts ("Out-Bound Licenses") pursuant to which the Company authorizes a third party to use, practice any rights under, or grant sublicenses with respect to, any Company Owned Intellectual Property or pursuant to which the Company grants rights to use or practice any rights under any Intellectual Property owned by a third party and, with respect to each Out-Bound License, whether the Out-Bound License is exclusive or non-exclusive, except for "shrink-wrap" or "click-wrap" licenses to Software that constitute Company Owned Intellectual Property if such Software is embodied in the Company's products and such licenses are in accordance with the Company's customary form, a copy of which has been provided to Parent.

             (e)    The Company (i) owns exclusively the entire right, interest and title to all Intellectual Property that is used in or necessary for the businesses of the Company as they are currently conducted or proposed by the Company to be conducted free and clear of Encumbrances (including the design, manufacture, license and sale of all products currently under development or in production), or (ii) otherwise rightfully uses or otherwise enjoys such Intellectual Property pursuant to the terms of a valid and enforceable In-Bound License that is listed Schedule 3.14-C.  The Company Owned Intellectual Property, together with the Company's rights under the In-Bound Licenses listed on Schedule 3.14-C, together with items expressly permitted to be excluded from the foregoing categories (collectively, the "Company Intellectual Property"), constitutes all of the Intellectual Property used in or necessary for the operation of the Company's businesses as they are currently conducted and as proposed by the Company to be conducted.

             (f)    All registration, maintenance and renewal fees related to Patents, Marks, Copyrights and any other certifications, filings or registrations that are owned by the Company ("Company Registered Items") that are currently due have been paid and all documents and certificates related to such Company Registered Items have been filed with the relevant Governmental Entity or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Company Registered Items.  All Company Registered Items are in good standing, held in compliance with all applicable legal requirements and enforceable by the Company.  To the Company's knowledge, all Patents that have been issued to the Company are valid.

             (g)    The Company is not aware of any challenges (or any basis therefor) with respect to the validity or enforceability of any Company Intellectual Property. Schedule 3.14-G lists the status of any actions before the United States Patent and Trademark Office or any other Governmental Entity anywhere in the world related to any of the Company Intellectual Property, including the due date for any outstanding response by the Company in such actions.  The Company has not taken any action or failed to take any action that would reasonably be expected to result in the abandonment, cancellation, forfeiture, relinquishment, invalidation, waiver or unenforceability of any Company Intellectual Property. Schedule 3.14-G lists all previously held Company Registered Items that the Company has abandoned, cancelled, forfeited or relinquished during the 12 months prior to the date of this Agreement.

             (h)     (i) None of the products or services currently developed manufactured, sold, distributed, provided, shipped or licensed, by the Company, or which are currently under development, has infringed or infringes upon, or otherwise unlawfully used or uses, the Intellectual Property Rights of any third party; (ii) the Company has not, by conducting its business as currently conducted, infringed and is not infringing upon, and has not otherwise unlawfully used or is unlawfully using, any Intellectual Property Rights of a third party; (iii) the Company has not received any communication alleging that the Company or any of its products, services, activities or operations infringe upon or otherwise unlawfully use any Intellectual Property Rights of a third party nor, to the Company's Knowledge, is there any basis therefor; (iv) no Action has been instituted, or, to the Company's Knowledge, threatened, relating to any Intellectual Property formerly or currently used by the Company and none of the Company Intellectual Property is subject to any outstanding Order.  To the Company's Knowledge, no Person has infringed or is infringing any Intellectual Property Rights of the Company or has otherwise misappropriated or is otherwise misappropriating any Company Intellectual Property.

             (i)    The Company has taken commercially reasonable steps to protect and preserve the confidentiality of all Proprietary Information owned by the Company that is not covered by an issued Patent, including but not limited to having a policy that third parties who are given or have access to Proprietary Information owned by the Company are to enter into binding written confidentiality agreements between the Company and such third party ("Nondisclosure Agreements").  True and complete copies of the Nondisclosure Agreements, and any amendments thereto, have been provided to Parent. The Company is, and to the Company's Knowledge, all other parties thereto are, in compliance with the provisions of the Nondisclosure Agreements.   The Company is in compliance with the terms of all Contracts pursuant to which a third party has disclosed to, or authorized the Company to use, Proprietary Information owned by such third party.

             (j)    No current or former employee, consultant or contractor or any other Person has any right, claim or interest to any Intellectual Property owned or used by the Company or embodied or incorporated into any of its Products.  All Intellectual Property conceived by such employees, consultants or contractors in connection with their services for the Company constitutes Company Owned Intellectual Property.

             (k)    To the Company's Knowledge, no employee, consultant or contractor of the Company has been, is or will be, by performing services for the Company, in violation of any term of any employment, invention disclosure or assignment, confidentiality, noncompetition agreement or other restrictive covenant or any Order as a result of such employee's, consultant's or independent contractor's employment by the Company or any services rendered by such employee, consultant or independent contractor.

             (l)    All Intellectual Property that has been distributed, sold or licensed to a third party by the Company that is covered by a warranty conformed and conforms to, and performed or performs in accordance with, the representations and warranties provided with respect to such Intellectual Property by or on behalf of the Company for the time period during which such representations and warranties apply

             (m)    The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated by this Agreement (in each case, with or without the giving of notice or lapse of time, or both), will not, directly or indirectly, result in the loss or impairment of, or give rise to any right of any third party to terminate or re-price or otherwise renegotiate any of the Company's rights to own any of its Intellectual Property or their respective rights under any Out-Bound License or In-Bound License, nor require the consent of any Governmental Entity or other third party in respect of any such Intellectual Property.

             (n)    Software.

                   (i)    The Software owned, or purported to be owned by the Company (collectively, the "Company Owned Software"), was either (A) developed by employees of the Company within the scope of their employment by the Company, (B) developed by independent contractors who have assigned all of their right, title and interest therein to the Company pursuant to written agreements or (C) otherwise acquired by the Company from a third party pursuant to a written agreement in which such third party assigns all of its right, title and interest therein.  None of the Company Owned Software contains any programming code, documentation or other materials or development environments that embody Intellectual Property Rights of any person other than the Company, other than such materials obtained by the Company from other Persons who make such materials generally available to all interested purchasers or end-users on standard commercial terms or otherwise rightfully licensed.

                   (ii)   Each of the Company's existing and currently supported and marketed Software products performs, in all material respects, the functions described in any agreed specifications or end-user documentation or other information provided to customers of the Company, on which such customers relied when licensing or otherwise acquiring such products, subject only to routine bugs and errors, that can be corrected promptly by the Company in the course of providing customer support without further liability to the Company, and all of the code, including both object and source code, of such products has been developed in a manner that meets common industry practice.   Each of the Company's existing and currently supported and marketed Software products is free of all viruses, worms, trojan horses and material known contaminants and does not contain any bugs, errors, or problems that would substantially disrupt its operation or have a substantial adverse impact on the operation of the Software.

                   (iii)  The Company has taken all actions customary in the software industry to document the Software and its operation, such that the materials comprising the Software, including the source code and documentation, have been written in a clear and professional manner so that they may be understood, modified and maintained in an efficient manner by reasonably competent programmers.

                   (iv)   The Company has not exported or transmitted Software or other material in connection with the Company's business to any country to which such export or transmission is restricted by any applicable Law, without first having obtained all necessary and appropriate authorizations.

      3.15    Litigation and Proceedings.  Except as set forth on Schedule 3.15, there are no lawsuits, Actions, suits, claims, investigations or other proceedings pending or, to the Knowledge of the Company, threatened, against the Company.  There is no Order or any open injunction binding upon the Company that could be reasonably expected to have a Material Adverse Effect or delay, in any respect, consummation of the transactions contemplated hereby.  There is no pending, or to the Knowledge of the Company, threatened Action or proceeding applicable to the Company or its assets, by or before any Governmental Entity seeking to restrain or invalidate all or any portion of the transactions contemplated hereunder.  Schedule 3.15 contains a description of all material lawsuits, actions, suits, claims, investigations and other proceedings involving the Company, and to the Knowledge of the Company, any employee, officer, director, officer, stockholder or consultant of the Company in connection with the Business, arising or existing at any time during the past five (5) years.

      3.16    Employee Benefit Plans.

              (a)    Schedule 3.16(a) sets forth a list of each defined benefit and defined contribution plan, stock ownership plan, executive compensation program or arrangement, bonus plan, incentive compensation plan or arrangement, profit sharing plan or arrangement, deferred compensation agreement or arrangement, supplemental retirement plan or arrangement, vacation pay, sickness, disability, or death benefit plan (whether provided through insurance, on a funded or unfunded basis, or otherwise), medical or life insurance plan providing benefits to any of the Company's employees, retirees, or former employees or any of their dependents, survivors, or beneficiaries, employee stock option or stock purchase plan, severance pay, termination, salary continuation or employee assistance plan, and each other employee benefit plan, program, or arrangement, including without limitation each "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is maintained by the Company for the benefit of or relating to any of its employees or former employees or their dependents, survivors, or beneficiaries, whether or not legally binding, and for which the Company could reasonably have any liabilities, all of which are hereinafter referred to as the "Company Benefit Plans."

              (b)    Neither Parent nor the Company will incur any liability under any severance agreement, deferred compensation agreement, employment agreement, similar agreement, or Company Benefit Plan solely as a result of the consummation of the transactions contemplated by this Agreement.

              (c)    Except as set forth on Schedule 3.16(c), each Company Benefit Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) that is not intended to be a nonqualified deferred compensation plan meets the requirements of Section 401(a) of the Code; the trust, if any, forming part of such plan is exempt from U.S. federal income tax under Section 501(a) of the Code; a favorable determination letter has been issued by the Internal Revenue Service after January 1, 2002, and takes into account the series of legislation commonly referred to as "GUST" (or, if the plan is documented on a prototype, such prototype is currently approved by the Internal Revenue Service (IRS) and takes "GUST" into account), with respect to each plan and trust and each amendment thereto or such plan and trust and/or amendment are covered under the remedial amendment period provided under Code Section 401(b); and since the date of such determination letter there are no circumstances that are likely to adversely affect the qualification of such plans, excepting changes in the law.  Any employee pension benefit plan intended to meet the requirements of Section 401(a) has been amended in good faith to comply with any provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") and, to the extent required to be filed before the Closing Date, the Pension Protection Act of 2006 ("PPA") that are instituted voluntarily by the end of the plan year in which such changed provision is effective.  In addition, the Company has not received any correspondence or written or verbal notice from the IRS, the U.S. Department of the Treasury, the Employee Benefits Security Administration, any participant in, or beneficiary of, a Company Benefit Plan, or any agent representing any of the foregoing that brings into question the Company's compliance referred to in this Section.

              (d)    To the Company's Knowledge, no tax liabilities have arisen and are currently unpaid in relation to a violation of any applicable Company Benefit Plan of Section 409A of the Code, nor is any tax liability expected to arise in connection with any payment as a result of the transaction contemplated in this Agreement.  All Company Benefit Plans subject to Section 409A of the Code have been documented to conform to such Section.

              (e)    Except for temporary clerical or security personnel and except as set forth on Schedule 3.16(e), none of the Company's employees is a "leased employee" within the meaning of Section 414(n) of the Code.

              (f)    No Company Benefit Plan is a "voluntary employees beneficiary association" (within the meaning of Section 501(c)(9) of the Code), and since January 1, 1988, there have been no other "welfare benefit funds" relating to employees or former employees within the meaning of Section 419 of the Code.

              (g)    No event or condition exists with respect to any Company Benefit Plan that could subject the Company to any material tax under Section 4980B of the Code.

              (h)    With respect to each Company Benefit Plan, the Company has previously delivered to Parent complete and correct copies of the following documents, where applicable:  (i) the most recent annual report (Form 5500), together with schedules, as required, filed with the IRS or Department of Labor (DOL), as applicable, and any financial statements and opinions required by Section 103(a)(3) of ERISA or, for each top-hat plan, a copy of all filings with the DOL, (ii) the most recent determination letter issued by the IRS, (iii) the most recent summary plan description and all modifications, (iv) the text of the Company Benefit Plan and of any trust, insurance, or annuity contracts maintained in connection therewith, (v) the most recent actuarial report, if any, relating to the Company Benefit Plan, (vi) the most recent actuarial valuation, study, or estimate of any retiree medical and life insurance benefits plan or supplemental retirement benefits plan, and (vii) any documents with any third party administrator or consultant with respect to the Company Benefit Plan.

              (i)    All required reports and descriptions (including but not limited to Form 5500 annual reports and required attachments (including but not limited to any required independent audit), Forms 1099-R, summary annual reports, Forms PBGC-1, and summary plan descriptions) have been filed or distributed appropriately with respect to each Company Benefit Plan and copies thereof have been provided to Parent.  All required tax filings with respect to each Company Benefit Plan have been made, including but not limited to IRS Forms 990-T and 5330, and any taxes due in connection with such filings have been paid and copies of such filings have been provided to Parent.

              (j)    The Company does not maintain or contribute to or in any way directly or indirectly have any liability (whether contingent or otherwise) with respect to any "multi-employer plan," within the meaning of Section 3(37) or 4001(a)(3) of ERISA.

              (k)    No Company Benefit Plan of the Company is subject to Title IV of ERISA.  No contingent or other liability with respect to which Seller has or could have any liability exists under Title IV of ERISA to the Pension Benefit Guaranty Corporation (the "PBGC") or to any Company Benefit Plan or any plan sponsored by an employee organization that provides benefits to the Company's employees, and no assets of the Company are subject to a lien under Section 4064 or 4068 of ERISA.

              (l)    Except as set forth on Schedule 3.16(l)-A, all contributions (including all employer contributions and employee salary reduction contributions) required to be made to or with respect to each Company Benefit Plan with respect to the service of employees or former employees of the Company as of the Closing Date and all contributions for any period ending on or before the Closing Date that are not yet due have been made or have been accrued for in the Company's books and records.  All Company Benefit Plans are in compliance with Code Section 412, to the extent that it is applicable to the Plan.  Except as set forth on Schedule 3.16(l)-B, the assets under each Company Benefit Plan that is an Employee Pension Benefit Plan (as such term is defined in ERISA Section 3(2)) equal or exceed the present value of all vested and unvested liabilities thereunder, as determined in accordance with the terms of such Plan, the Code, ERISA, and, to the extent applicable, PBGC methods, factors, and assumptions applicable to Employee Pension Benefit Plans on the date of such determination.

              (m)    Except as set forth on Schedule 3.16(m), the Company has no obligation to provide postretirement medical or other benefits to the Company's employees or former employees or their survivors, dependents, and beneficiaries, except as may be required by Section 4980B of the Code or Part 6 of Title I of ERISA or applicable state medial benefits continuation law, and the Company may terminate any such postretirement medical or other benefits upon thirty (30) days' notice or less without any liability therefore.

              (n)    Except as set forth on Schedule 3.16(n), there have been no "prohibited transactions" within the meaning of Section 4975 of the Code or Part 4 of Subtitle B of Title I of ERISA in connection with any of the Company Benefit Plans that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA; each Company Benefit Plan has been administered to date in all material respects in accordance with the applicable provisions of ERISA, the Code, and applicable law and with the terms and provisions of all documents, contracts, or agreements pursuant to which such Company Benefit Plan is maintained; all reports and information required to be filed with the DOL, the IRS, or the PBGC with respect to any Company Benefit Plan have been timely filed or delivered; there is no arbitration, claim, or suit pending or, to the Company's Knowledge, threatened, involving a Company Benefit Plan (other than routine claims for benefits), and there is no basis for such a claim; and none of the Company Benefit Plans nor any fiduciary thereof has been the direct or indirect subject of an order or investigation or examination by a governmental or quasi-governmental agency, and there are no matters pending before the IRS, the DOL, or any other governmental agency with respect to a Company Benefit Plan.

              (o)    The Company does not have any obligation to any former employee, or any current employee upon retirement, under any Company Benefit Plan or otherwise, other than those disclosed in the Schedules hereto, and any Company Benefit Plan can be terminated as of or after the Effective Time without resulting in any liability to Parent for any additional contributions, penalties, premiums, fees, fines, excise taxes, or any other charges or liabilities.

      3.17    Employees; Labor Relations.

              (a)    Schedule 3.17 contains (i) a true, correct and complete list of the name, position and current rate of compensation of each current employee of the Company (including bonus, commission, deferred compensation arrangements, classification of status as exempt/non-exempt and years of services), and (ii) to the extent not covered by the preceding item (i), a true, correct and complete list of individuals who are currently performing services for the Company related to the Business, including individuals who are classified as consultants or independent contractors (copies of the agreements between the Company and such individuals are disclosed on Schedule 3.11).  Except as set forth on Schedule 3.17, the Company has not entered into any severance or similar arrangement in respect of any present employee of the Company that will result in any obligation (absolute or contingent) of the Company to make any payment to any present employee of the Company following termination of employment.  Except as set forth on Schedule 3.17, the Company has no liability to any current or former employee for accrued, earned and unused vacation, sick, personal or other compensable days, and the amounts shown as accrued vacation on Schedule 3.17 are accrued on the Company's accounting records as of the Closing Date.

              (b)    The Company is not a party to any collective bargaining or other labor union agreement.  The Contracts listed on Schedule 3.11  also include all written employment or severance agreements to which the Company is a party with respect to any employee or former employee, and that schedule specifies which of such contracts may not be terminated at will, or by giving notice of 30 days or less, without cost or penalty.  The Company has not engaged in any unfair labor practice and there are no complaints against the Company pending before the National Labor Relations Board or any similar state or local labor agency by or on behalf of any employee of the Company.  There are no representation questions, arbitration proceedings, labor strikes, slow downs or stoppages, grievances or other labor disputes pending or, to the Knowledge of the Company, threatened with respect to the employees of the Company, and the Company has not experienced any attempt by organized labor to cause the Company to comply or conform to demands of organized labor relating to its employees over the past five (5) years.

              (c)    Except as set forth on Schedule 3.17, no workers' compensation claims have been filed since December 31, 2007 and no such claims are now outstanding, open or pending.  The Company has complied in all material respects with all applicable Laws relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health and plant closings (hereinafter collectively referred to as the "Employment Laws").  The Company has not been adjudged liable for the payment of taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing Employment Laws.

              (d)    The Company has paid or properly accrued in the ordinary course of business all wages and compensation due to employees, including all vacations or vacation pay, holidays or holiday pay, sick days or sick pay, and bonuses.

              (e)    The Company is not a party to any contract which restricts the Company from relocating, closing or terminating any of its operations or facilities or any portion thereof.  The Company has not since January 1, 2004 effectuated a "plant closing" (as defined in the Worker Adjustment and Retraining Notification Act of 1988 (the "WARN Act")) or (ii) a "mass lay-off" (as defined in the WARN Act), in either case affecting any site of employment or facility of the Company, except in accordance with the WARN Act.

              (f)    The Company is in compliance with all "affirmative action" requirements to which it is subject, whether by operation of Law, to remain eligible to do business with any Governmental Entity or any other Person, or by reason of any requirement imposed by the Real Estate Lease or any other agreement or contract to which the Company is a party or to which any of its assets are subject.

              (g)    The Company has complied, and is in compliance, in all material respects with the requirements of the Immigration Reform and Control Act of 1986. Schedule 3.17 sets forth a true and complete list of all employees working in the United States who are not U.S. citizens and a description of the legal status under which each such employee is permitted to work in the United States.

      3.18    Legal Compliance.  The Company is, and at all times during the past three (3) years has been, in compliance in all material respects with all applicable Laws and has not, during such time: (i) received any written notice or other communication from any Governmental Entity or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Law, or (B) any actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature, or (ii) conducted any internal investigation concerning any alleged violation of any Law (regardless of the outcome of such investigation).

      3.19    Environmental Matters.

              (a)    For purposes of this Section and the defined terms used herein, the term "Company" shall include (i) the Company, and (ii) all predecessor or former corporations, partnerships, joint ventures, organizations, businesses or other entities, whether in existence as of the date hereof or at any time prior to the date hereof, the assets or obligations of which have been acquired or assumed by the Company or to which the Company has succeeded.

              (b)    The Company: (i) is, and at all times has been, in compliance in all material respects with all applicable Environmental Laws; (ii) holds, and at all pertinent times has held, all Environmental Permits (each of which is in full force and effect) required for any current or intended operations or for any property owned, leased or otherwise operated; and (iii) is, and at all times has been, in compliance in all material respects with all of their Environmental Permits; except to the extent any of said items would not, in the aggregate, have a Material Adverse Effect.

              (c)    The Company has not received any written notice of alleged, actual or potential responsibility for, or any inquiry or investigation regarding, any Pre-Closing Environmental Condition.  The Company has not received any written notice of any other claim, demand or Action by any individual or entity alleging any actual or threatened injury or damage to any person, property, natural resource or the environment or otherwise alleging liability of the Company arising from or relating to any Release or threatened Release of any Hazardous Materials at, on, under, in, to or from the Leased Premises or any former facilities, or in connection with any operations or activities of the Company, nor, to the Company's Knowledge, are there facts or circumstances that might support such a claim, demand or Action.

              (d)    The Company has not entered into or agreed to any consent decree, Order, settlement or other agreement, nor is it subject to any judgment, decree, Order or other agreement, in any judicial, administrative, arbitral, or other forum, relating to compliance with or liability under any Environmental Law.

              (e)    The Company has not received a CERCLA 104(e) information request nor has the Company been named a potentially responsible party for any National Priorities List site under CERCLA or any site under analogous state Law. The Company has not received an analogous notice or request from any non U.S. Governmental Entity.

              (f)    Except in the ordinary course of the Company's business and except as disclosed in the Environmental Reports referenced on Schedule 3.19, Hazardous Materials have not been transported to, or disposed of, emitted, discharged or otherwise Released or threatened to be Released on or at, any real property presently or formerly owned, leased or operated by the Company or to or from any other location at any time, or to the Knowledge of the Company, which may (i) give rise to liability of the Company under any applicable Environmental Law, or (ii) interfere in any material respect with the Company's continued operations, or (iii) impair in any material respect the fair saleable value of the portion of any real property currently leased by the Company.

              (g)    The Company has not assumed or retained, by contract or operation of law in connection with the sale or transfer of any assets or business, liabilities arising from or associated with or otherwise in connection with such assets or business of any kind fixed or contingent, under any applicable Environmental Law.

              (h)    Schedule 3.19 lists all written environmental reports, audits, investigations or assessments which have been conducted in respect of the Leased Premises or any former facility, either by the Company or any attorney, environmental consultant or engineer engaged by Company for that purpose and which are in the possession of the Company, true, correct and complete copies of which have been provided to Parent.

              (i)    To the Company's Knowledge, there are no aboveground oil tanks or underground oil storage tanks on or under the Leased Premises, and any aboveground or underground oil tanks previously situated on the Leased Premises or any other property currently or formerly (after December 31, 2005) owned, operated or leased by the Company have been removed in accordance with all Environmental Laws and no residual contamination, if any, remains at such sites in excess of applicable standards.

      3.20    Tax Matters.

              (a)    The Company has duly and timely filed all Tax Returns required to have been filed by or with respect to the Company.  Each such Tax Return correctly and completely reflects all liability for Taxes and all other information required to be reported thereon.  All Taxes owed by the Company (whether or not shown on any Tax Return) have been timely paid. The Company has adequately provided for, in its books of account and related records, all liability for all unpaid Taxes, being current Taxes not yet due and payable.

              (b)    The Company has withheld and timely paid all Taxes required to have been withheld and paid by it and has complied with all Tax-related information reporting and backup withholding requirements, including maintenance of required records with respect thereto.

              (c)    The Company is not the beneficiary of any extension of time within which to file any Tax Return, nor has the Company made (or had made on its behalf) any requests for such extensions. The Company has not waived (or is subject to a waiver of) any statute of limitations in respect of Taxes or has agreed to (or is subject to) any extension of time with respect to a Tax assessment or deficiency.

              (d)    Schedule 3.20 indicates those Tax Returns that, since January 1, 2000, have been audited and those Tax Returns that currently are the subject of audit.  Except as set forth in Schedule 3.20 there is no Action now pending or threatened against or with respect to the Company in respect of any Tax or any assessment or deficiency.  There are no liens for Taxes (other than current Taxes not yet due and payable) upon the assets of the Company. The Company has delivered to Parent correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company since December 31, 2005.

              (e)    Schedule 3.20 lists, as of the Closing Date, all jurisdictions in which the Company currently files Tax Returns. No claim has been made in writing to the Company by an authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction or that the Company must file Tax Returns.

              (f)    The Company has not filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provisions of state, local or foreign income Tax Law).  None of the assets or properties of the Company constitutes tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code.  The Company is not a party to any "safe harbor lease" within the meaning of Section 168(f)(8) of the Code, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982, or to any "long-term contract" within the meaning of Section 460 of the Code.  The Company has not ever been a United States real property holding corporation within the meaning of Section 897(c) (2) of the Code. The Company is not a "foreign person" within the meaning of Section 1445 of the Code.  The Company has not made any payments, is obligated to make any payments, or is a party to any agreement that would obligate it to make payments that would result in a nondeductible expense under Section 280G of the Code or an excise tax to the recipient of such payments pursuant to Section 4999 of the Code.

              (g)    To the extent the Company does not report contracts under the method specified in Section 460 of the Code: (A) all contracts which are eligible for such reporting have been reported in accordance with such method and only contracts which are eligible for such method have been reported in accordance with such method, (B) all amounts of income or loss with respect to such contracts have been properly computed, and (C) all amounts of interest due on any completed contracts have been paid and for those contracts not yet completed, adequate reserves have been established for any future interest payments.

              (h)    The Company has not agreed to nor is required to make by reason of a change in accounting method or otherwise, any adjustment under Section 481(a) of the Code. The Company has not been the "distributing corporation" (within the meaning of Section 355(c)(2) of the Code) with respect to a transaction described in Section 355 of the Code within the 5-year period ending as of the date of this Agreement. The Company has not received (or is subject to) any ruling from any Taxing Authority or has entered into (or is subject to) any agreement with a Taxing Authority. The Company has disclosed on its federal income Tax Returns all positions taken therein that would give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

              (i)    The Company (i) has not ever been a party to any Tax allocation or sharing agreement or Tax indemnification agreement, (ii) has not ever been a member of an affiliated, consolidated, condensed or unitary group, or (iii) does not have any liability for or obligation to pay Taxes of any other Person under Treas. Reg. 1.1502-6 (or any similar provision of Tax Law), or as transferee or successor, by contract or otherwise.  The Company is not a party to any joint venture, partnership, or other arrangement that is treated as a partnership for federal income tax purposes.

              (j)    Based solely on activities that occurred prior to the Closing, the Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Effective Time as a result of any: (i) intercompany transactions or excess loss accounts described in Treasury regulations under Section 1502 of the Code (or any similar provision of state, local, or foreign Tax Law), (ii) installment sale or open transaction disposition made on or prior to the Effective Time or (iii) prepaid amount received on or prior to the Effective Time.

              (k)    The Company has not entered into any transaction that constitutes a "reportable transaction" within the meaning of Treasury Regulation Section 1.6011-4(b).

              (l)    Schedule 3.20 lists each person who Company reasonably believes is, with respect to Company or any Affiliate of the Company, a "disqualified individual" (within the meaning of Section 280G of the Code and the Regulations thereunder).

              (m)    Since the Balance Sheet Date the Company has not incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the ordinary course of business consistent with past custom and practice.

              (n)    At all times since May 15, 1988, for federal income tax purposes, the Company has validly been treated as an "S corporation" within the meaning of Section 1361(a) of the Code and has validly been treated in a similar manner for purposes of the income tax laws of all states in which it has been subject to taxation.  The Company has not had any "net unrealized built-in gain" within the meaning of Section 1374(d) of the Code that would give rise to taxation pursuant to Section 1374 of the Code (or comparable provisions of state law) if all of the assets of the Company were disposed of as of the end of the day immediately preceding the Closing Date at their respective fair market values.

              (o)    The Company (i) has not ever been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code, and with respect to foreign, state or local income or franchise Taxes, any consolidated, combined, unitary or similar group, other than the group that has the Company as its common Parent and (ii) has no liability for the Taxes of any person as defined in Section 7701(a)(1) of the Code, under Treas. Reg SS1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

              (p)    The Company's tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on the Company's tax books and records.

      3.21    Licenses, Permits and Authorizations.

              (a)    Schedule 3.21 contains a complete and accurate list of all material licenses, approvals, consents, franchises, authorizations, security clearances and other permits of, or with, any Governmental Entity, whether foreign, federal, state or local, which are held by the Company ("Governmental Permits").  All Governmental Permits listed or required to be listed on Schedule 3.21 are valid and in full force and effect and there are no proceedings pending or, to the Knowledge of the Company, threatened that seek the revocation, cancellation, suspension or adverse modification thereof.  Such Governmental Permits constitute all of the material licenses, franchises and other permits necessary to permit the Company to own, operate, use and maintain its assets in the manner in which it is now operated and maintained and to conduct its business as currently conducted.  No notice is required to be given to any Governmental Entity or otherwise under any of the Governmental Permits to consummate the transactions contemplated herein.

              (b)    Except as set forth on Schedule 3.21:

                    (i)    the Company is, and at all times since December 31, 2006 has been, in material compliance with all of the terms and requirements of each Governmental Permit identified or required on Schedule 3.21;

                    (ii)   To the Knowledge of the Company, no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of, or a failure to comply with, any term or requirement of any Governmental Permit listed or required to be listed on Schedule 3.21 or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or, termination of, or any modification to, any Governmental Permit listed or required to be listed on Schedule 3.21;

                    (iii)  the Company has not received, at any time during the past five (5) years, any written notice or other written communication from any Governmental Entity or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Permit, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Permit; and

                    (iv)   all applications required to have been filed for the renewal of any Governmental Permits have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Permit have been duly made on a timely basis with the appropriate Governmental Bodies.

      3.22    Insurance.

              (a)    Schedule 3.22 contains a summary of all insurance coverage for all, as applicable, policies of asset, fire, hazard, casualty, liability, life, directors and officers liability, worker's compensation, business interruption, product liability and other forms of insurance of any kind owned or held by the Company.  The Company has heretofore delivered or provided to Parent true, correct and complete copies of all such policies.  All such policies: (i) are in full force and effect and no notice of cancellation or termination has been received thereunder; (ii) insure all material assets of the Company; and (iii) have the policy expiration dates set forth in Schedule 3.22.  Schedule 3.22 also lists all insurance claims arising or existing during the past three (3) years.

              (b)    Except as set forth on Schedule 3.22, to its Knowledge, the Company has not been refused any insurance, nor has such coverage been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance, nor has such coverage been limited, disclaimed or discharged with respect to any claim made under any policy in force for the benefit of the Company.  The Company is not in any respect in breach of or default under any such policy (including any breach or default with respect to the payment of premiums or the giving of notice), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination or modification under such policy.  At the time of the Closing, all insurance policies currently in effect will be outstanding and in full force and effect.  The Company has no Knowledge of any material premium increase with respect to any such policy and no such policy provides for retroactive premium adjustments.

              (c)    Except as set forth in Schedule 3.22, there is no material claim by the Company under any insurance policy listed in Schedule 3.22.  Except as set forth on Schedule 3.22, the Company has not had any casualty loss or occurrence which may give rise to any claim of any kind not covered by insurance and the Company is not aware of any occurrence which may give rise to any claim not covered by insurance.

              (d)    Schedule 3.22 describes any self-insurance arrangement by or affecting the Company, including any reserves thereunder, and describes the loss experience for all claims that were self-insured in the current year and the preceding three years.

              (e)    All insurance policies listed or required to be listed on Schedule 3.22 are issued by an insurer that, to the Company's Knowledge, is financially sound and reputable.  Such policies are in full force and effect and are enforceable in accordance with their terms and will continue in full force and effect with respect to the Company immediately after the Effective Time.  To the Company's Knowledge, such policies provide adequate insurance coverage for the Company and its businesses, properties, assets and employees and are sufficient in all material respects for compliance with all Laws to which the Company is a party or by which it is bound.  Such policies are sufficient in all material respects for compliance with all Contracts to which the Company is a party or by which it is bound.

      3.23    Affiliated Transactions.  Except for payments under an individual's compensation arrangements with the Company disclosed on Schedule 3.17, none of the directors, officers, employees or stockholders of the Company, or Affiliates of any of them, is a party to any agreement, understanding, indebtedness or proposed transaction with the Company or is directly or indirectly interested in any contract or agreement (whether oral or written) with the Company.  The Company has not guaranteed or assumed any obligations of any of its directors, officers, employees or stockholders, or of Affiliates of any of them.  Neither the Company nor any director, officer or stockholder or, to the Company's Knowledge, any employee of the Company: (a) has any direct or indirect financial interest in any competitor, supplier or customer of the Company or (b) owns, directly or indirectly, in whole or in part, or has any other interest in, any tangible or intangible property or other assets which the Company uses or has used in the conduct of the Business or otherwise.

      3.24    Customers; Vendors.

              (a)    Except for attrition in the ordinary course of business, since January 1, 2008, no material customer has cancelled or otherwise terminated, or threatened in writing to cancel or terminate its relationship with the Company.  The Company has not received any notice, and the Company does not have Knowledge, that any such customer intends or desires to cancel or otherwise modify its relationship with the Company (including the level or frequency of business that it does with the Company).  To the Knowledge of the Company, no change in the status of the Company as a "disadvantaged business enterprise," a "female owned business" or any similar status that relates to the status of the Stockholders (or of Hoover) as the stockholders and/or principals of the Company will adversely affect the Company's relationship with, or the level of business that the Company does with, any customer.

              (b)    Except for changes in the ordinary course of business, since January 1, 2008, no material vendor of, or supplier to, the Company has cancelled or otherwise terminated, or threatened in writing to cancel or terminate, its relationship with the Company.  The Company has not received any notice, and the Company does not have Knowledge, that any such vendor or supplier intends or desires to cancel or otherwise modify its relationship with the Company (including the level or frequency of business that it does with the Company).

      3.25    Books and Records.  The minute books (containing the records of the meetings, or written consents in lieu of such meetings, of the stockholders, the board of directors and any committees of the board of directors), the stock certificate books, and the stock record books of the Company are correct and complete in all material respects, and have been maintained in accordance with sound business practices for similarly situated closely held businesses.  At the Closing, all known books and records of the Company in the possession or control of the Company will be made available to Surviving Corporation.

      3.26    Brokers' Fees.  No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders' fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by the Company, any Stockholder, Hoover or any Affiliate of any of them.

      3.27    Product Warranty.

              (a)    There are no warranties (express or implied) outstanding with respect to any products currently or formerly manufactured, sold, distributed, provided, shipped or licensed ("Products"), or any services rendered, by the Company, beyond that set forth in the Company's standard conditions of sale or service, a copy of which is set forth in Schedule 3.27.

              (b)    Each Product manufactured, sold, distributed, provided, shipped or licensed, or service rendered, by the Company has been in conformity with all applicable contractual commitments and warranties of Company. There are no material design, manufacturing or other defects, latent or otherwise, with respect to any Products and such Products are not toxic or dangerous when used in accordance with their intended use.  To the Company's knowledge, each Product that has been manufactured, sold, distributed, provided, shipped or licensed prior to Closing contains all warnings required by applicable Law and such warnings are in accordance with reasonable industry practice.

      3.28    Bank Accounts.  Schedule 3.28 sets forth the name of each bank, safe deposit company or other financial institution in which the Company has an account, lock box or safe deposit box and the names of all persons authorized to draw thereon or have access thereto.

      3.29    Securities Law.

              (a)    Each Stockholder understands that the Parent Shares are "restricted securities" and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Parent Shares as principal for its own account and not with a view to, or for distributing or reselling such Parent Shares or any part thereof in violation of the Securities Act or any applicable state securities laws.  Each Stockholder acknowledges that Parent is under no obligation to, and has no intention to, register the Parent Shares or comply with any exemption from registration so as to permit any resale and that Parent has not represented that at some future date any attempt will be made to register the Parent Shares or to comply with an exemption from registration so as to permit any resale.

              (b)    Each Stockholder does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Parent Shares (or any securities which are derivatives thereof) to or through any person or entity, and each Stockholder is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.  Each Stockholder shall not attempt to sell, transfer, assign, pledge or otherwise dispose of all or any portion of the Parent Shares in the absence of either an effective registration statement with respect to such Parent Shares or an opinion of reputable securities counsel satisfactory in form and substance to Parent and its counsel that such proposed sale, transfer, assignment, pledge or other disposition would not be in violation of the Securities Act.

              (c)    Each Stockholder acknowledges that each certificate evidencing the Parent Shares may bear a legend to the effect that said Parent Shares have not been registered under the Securities Act and were issued in a transaction not involving a public offering in reliance on an investment representation.

              (d)    Each Stockholder, by reason of their business or financial expertise or the business or financial expertise of their professional advisers who are unaffiliated with and who are not compensated by Parent or any affiliate or selling agent of Parent, directly or indirectly, have the capacity to protect their own interests in connection with the transactions contemplated hereby.  Each Stockholder is aware that there may be legal and practical limits on its ability to sell or dispose of the Parent Shares and represents and warrants that it has taken full cognizance of and understands all of the risk factors related to acquiring the Parent Shares and that it is able to bear the economic risks attendant to holding the Parent Shares.

              (e)    Each Stockholder acknowledges that it has had the opportunity to review Parent SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Parent Shares and the merits and risks of acquiring the Parent Shares; (ii) access to information about Parent and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that Parent possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.  Each Stockholder has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Parent Shares and is so relying on such advice.  Each Stockholder acknowledges that the only reports and information upon which such Stockholder has relied in agreeing to acquire the Parent Shares are Parent SEC Reports and the Transaction Documents. Each Stockholder has independently evaluated the merits of its decision to acquire Parent Shares pursuant to this Agreement.  Each Stockholder understands that nothing in this Agreement or any other materials presented by or on behalf of Parent to any Stockholder in connection with this Agreement constitutes legal, tax or investment advice.

              (f)    Each Stockholder understands that the Parent Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that Parent is relying in part upon the truth and accuracy of, and such Stockholder's compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Stockholder set forth herein in order to determine the availability of such exemptions and the eligibility of such Stockholder to acquire the Parent Shares.  Such Stockholder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Parent Shares or the fairness or suitability of the investment in the Parent Shares nor have such authorities passed upon or endorsed the merits of the offering of the Parent Shares.

      3.30    Disclosure.  No representation or warranty by the Company, the Stockholders or Hoover in this Agreement, and no statement made by the Company, the Stockholders or Hoover in the Exhibits or Schedules hereto or any certificate furnished or to be furnished to Parent pursuant hereto, or in connection with the negotiation, execution or performance of this Agreement, contains or will at the Closing contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make any statement herein or therein, in light of the circumstances under which they were made, not misleading. Except as specifically set forth in this Agreement or in the Exhibits or Schedules hereto, there are no facts or circumstances of which the Company is aware that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub jointly and severally represent and warrant to the Stockholders and Hoover as follows:

      4.1    Organization and Qualification.  Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to conduct its business as it has been and is presently being conducted and to own, operate or lease, as applicable, its properties and assets now owned, operated or leased by it.

      4.2    Due Authorization.  Each of Parent and Merger Sub has full requisite power and authority to execute and deliver this Agreement and to perform all obligations to be performed by it, respectively, hereunder.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by each of Parent and Merger Sub and no other proceeding on its respective part is necessary to authorize this Agreement and the consummation of the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and constitutes the legally valid and binding obligation of each of them, enforceable against it, respectively, in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

      4.3    No Conflict.  The execution, delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation of the transactions contemplated hereby do not, and will not, directly or indirectly:

              (a)    violate, conflict with, or result in the breach of its respective organizational documents;

              (b)    violate, conflict with, or result in a violation of, or give any Governmental Entity or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Law or any Court Order to which it, or any of the assets owned or used by it may be subject; or

              (c)    violate, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Entity the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Permit that is held by it or that otherwise relates to the business of, or any of the assets owned or used by it.

      4.4    Government Authorities; Consents.  No notice to, consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity or other Person is required on the part of either Parent or Merger Sub or any of their respective Affiliates with respect to the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby.  Each such notice, consent, approval or authorization of, or designation, declaration or filing has been provided, obtained or made (as applicable) or will be provided, obtained or made prior to the Closing Date.

      4.5    Litigation and Proceedings.  There are no lawsuits, Actions, suits, claims, investigations or other proceedings pending or, to the Knowledge of Parent, threatened against Parent or Merger Sub which would be reasonably expected to delay in any respect consummation of the transactions contemplated hereby.  There is no Court Order or any open injunction binding upon Parent or Merger Sub that would be reasonably expected to delay in any respect consummation of the transactions contemplated hereby.  There is no pending, or to the Knowledge of Parent, threatened Action or proceeding applicable to Parent or Merger Sub by or before any Governmental Entity seeking to restrain or invalidate all or any portion of the transactions contemplated hereunder.

      4.6    Parent Shares.  The Parent Shares have been duly authorized and, when issued to the Stockholders at Closing in accordance with this Agreement, will be validly issued, fully paid and nonassessable.

      4.7    SEC Filings; Financial Statements.

              (a)    Parent has made available to the Stockholders all forms, reports and documents required to be filed by Parent with the Securities and Exchange Commission (the "SEC") since January 1, 2005 (collectively, the "Parent SEC Reports"), all of which were filed.  Parent SEC Reports (i) at the time they were filed complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

              (b)    The consolidated financial statements (including, in each case, any related notes) contained in Parent SEC Reports complied as to form in all material respects with the applicable rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by the SEC) and fairly presented the consolidated financial position of Parent and its subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated (subject, in the case of the unaudited financial statements, to normal year end recurring adjustments).

      4.8    Due Diligence by Parent and Merger Sub.  Parent and Merger Sub each acknowledge that each has had the opportunity to conduct due diligence with respect to the Company and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning any matter; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate the Merger; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed decision with respect to the Merger.  Each of Parent and Merger Sub has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to the Merger.  Notwithstanding anything to the contrary in this Agreement, neither this Section 4.8 nor any other provision of this Agreement shall diminish or limit the extent to which Parent and Merger Sub may rely upon the representations, warranties and covenants of the Company, the Stockholders and Hoover in this Agreement and the other Transaction Documents.

ARTICLE V

CONDITIONS TO CLOSING

      5.1    Conditions Precedent to Obligations of Parent and Merger Sub.  The obligation of Parent and Merger Sub to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing, of each of the following conditions, any of which may be waived by Parent in writing, and the Company, each Stockholder and Hoover shall each use their respective best efforts to cause such conditions to be fulfilled:

              (a)    Representations and Warranties.  Each of the representations and warranties of the Company, the Stockholders and Hoover in this Agreement shall be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except to the extent that any of such representations and warranties refers specifically to a date other than the Closing Date, in which case such representations and warranties shall be true and correct on and as of such date.

              (b)    Performance of the Company, the Stockholders and Hoover.  Each of the Company, the Stockholders and Hoover shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by them at or before the Closing.

              (c)    Closing Deliveries.  All of the deliveries to be made by the Company, the Stockholders and Hoover pursuant to Section 2.5(a) hereto shall have been made.

              (d)    Certificate.  Parent shall have received a certificate executed by an officer of the Company and by Hoover dated the Closing Date, certifying as to the fulfillment of the conditions set forth in Sections 5.1(a) and (b).

              (e)    Secretary's Certificate.  Parent shall have received a certificate of the Secretary of the Company, dated as of the Closing Date, certifying: (i) the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other transaction documents; (ii) the current versions of the Articles of Incorporation and Bylaws of the Company; and (iii) as to the signatures and authority of all individuals executing this Agreement or any other Transaction Documents on behalf of the Company.

              (f)    Litigation.  No Action or proceeding shall be pending or threatened before any Governmental Entity, and no claim or demand shall have been made against Parent, the Company, any Stockholder or Hoover, seeking to restrain or prohibit the Closing.

              (g)    No Material Adverse Change.  There shall have been no Material Adverse Change from the business described on the Financial Statements.

              (h)    Real Estate Lease.  Parent shall have received from the landlord under the Real Estate Lease a consent and non-disturbance agreement in form and substance satisfactory to Parent in its sole and absolute discretion.

              (i)    Payoff Letters; Release of Encumbrances.  Parent shall have received payoff letters from San Diego National Bank (the "Bank") and from Sandy L. Hoover, as Trustee of the Stewart Hoover Trust dated March 17, 2003 (the "Lender Trust"), with respect to the balances due from the Company to each of them as of the Closing Date (such amounts, respectively, the "Bank Payoff Amount" and the "Lender Trust Payoff Amount").

              (j)    Consents.  The Company shall have obtained all material consents, approvals or waivers from, and provided any required notices to, any Governmental Bodies and other Persons necessary for the execution, delivery and performance of this Agreement and the transactions contemplated thereby and indicated on Schedule 3.6.

              (k)    Legal Opinion.  The Company shall have delivered to Parent a legal opinion from Ferris & Britton, A Professional Corporation, counsel to the Company, addressed to Parent, dated as of the Closing Date, in the form attached hereto as Exhibit C.

              (l)    Escrow Agreement.  The Escrow Agreement shall have been duly executed by the Stockholders, Hoover and Escrow Agent.

              (m)    Hoover's Resignation.  Hoover shall have duly resigned from the Board of Directors of the Company, as an officer of the Company and from any position as trustee of any Company Benefit Plan.

              (n)    Additional Documents.  Parent shall have received such other documents, instruments and certificates as it shall have reasonably requested for the purpose of effecting the transactions provided for and contemplated by this Agreement.

      5.2    Conditions Precedent to Obligations of the Company, Stockholders and Hoover.  The obligations of the Company, the Stockholders and Hoover to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing, of each of the following conditions, any of which may be waived by Hoover in writing, and Parent shall use its best efforts to cause such conditions to be fulfilled:

              (a)    Representations and Warranties.  The representations and warranties of Parent and Merger Sub in this Agreement shall be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) on and as of the Closing Date with the same force and effect as though the same had been made on and as of the Closing Date, except to the extent that any of such representations and warranties refers specifically to a date other than the Closing Date, in which case such representations and warranties shall be true and correct shall be true and correct on and as of such date.

              (b)    Performance by Parent.  Parent shall have performed and complied in all material respects with the agreements, covenants and conditions required by this Agreement to be performed or complied with by it at or before the Closing.

              (c)    Closing Deliveries.  All of the deliveries to be made by Parent at the Closing pursuant to Section 2.5(b) hereto shall have been made.

              (d)    Certificate.  The Company shall have received a certificate executed by officers of each of Parent and Merger Sub dated as of the Closing Date, certifying as to the fulfillment of the conditions set forth in Sections 5.2(a) and (b).

              (e)    Secretary's Certificate of Parent.  Hoover shall have received a certificate of the Secretary of Parent, dated as of the Closing Date, certifying: (i) the resolutions adopted by the Board of Directors of Parent approving the transactions contemplated by this Agreement and the other transaction documents; (ii) the current versions of the Certificate of Incorporation and Bylaws of Parent; and (iii) as to the signatures and authority of all individuals executing this Agreement or any other Transaction Documents on behalf of Parent.

              (f)    Secretary's Certificate of Merger Sub.  Hoover shall have received a certificate of the Secretary of Merger Sub, dated as of the Closing Date, certifying: (i) the resolutions adopted by the Board of Directors of Merger Sub approving the transactions contemplated by this Agreement and the other transaction documents; (ii) the current versions of the Certificate of Incorporation and Bylaws of Merger Sub; and (iii) as to the signatures and authority of all individuals executing this Agreement or any other Transaction Documents on behalf of Merger Sub.

              (g)    Legal Opinion.  Parent shall have obtained and delivered to the Stockholders a legal opinion from Saul Ewing LLP, counsel to Parent, addressed to the Stockholders and Hoover, dated as of the Closing Date, in the form attached hereto as Exhibit D.

              (h)    Escrow Agreement.  The Escrow Agreement shall have been duly executed by Parent and Escrow Agent.

                    (i)    Litigation.  No Action or proceeding shall be pending or threatened before any Governmental Entity, and no claim or demand shall have been made against Parent or the Company, seeking to restrain or prohibit the Closing.

ARTICLE VI

POST-CLOSING COVENANTS.

      6.1    Covenants of Hoover and the Stockholders.

              (a)    Transfer Taxes.  All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest thereon) incurred by Hoover, Stockholders or Company in connection with this Agreement shall be paid by them when due, and each shall, at their own respective expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and if required by applicable law, Parent shall, and shall cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

              (b)    Confidentiality.  Each Stockholder and Hoover shall treat and hold as confidential any information concerning the business and affairs of the Company that is not already generally available to the public (the "Confidential Information"), refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to Parent, at the request and option of Parent, all tangible embodiments (and all copies) of the Confidential Information which are in their possession or under their control.  In the event that any Stockholder or Hoover is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, such Stockholder or Hoover shall notify Parent promptly of the request or requirement so that Parent may seek an appropriate protective order or waive compliance with the provisions of this Section 6.1(b).  If, in the absence of a protective order or the receipt of a waiver hereunder, any Stockholder or Hoover is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, such Stockholder or Hoover may disclose the Confidential Information to the tribunal; provided that such disclosing Person shall use her or its best efforts to obtain, at the request of Parent, an order or other assurance that confidential treatment shall be accorded to such portion of the Confidential Information required to be disclosed as Parent shall designate. Each Stockholder and Hoover acknowledges and agrees that in the event of a breach by any of them of any of the provisions of this Section 6.1(b), monetary damages shall not constitute a sufficient remedy.  Consequently, in the event of any such breach, the Company, Parent and/or their respective successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions of this Section 6.1(b), in each case without the requirement of posting a bond or proving actual damages.

              (c)    Invention, Copyright and Secrecy Agreements with Surviving Corporation's Employees. Hoover shall, within three (3) business days following the Closing, cause each employee of the Surviving Corporation to execute and deliver to the Surviving Corporation an Invention, Copyright and Secrecy Agreement with the Surviving Corporation in form and substance acceptable to Parent in its sole and absolute discretion.

      6.2    Parent's Covenants and Acknowledgements.

              (a)    Parent covenants that it shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if Parent is not required to file such reports, it will, upon the request of a Stockholder that holds Parent Shares, make publicly available other information so long as necessary to permit sales of the Parent Shares under Rule 144 under the Securities Act) and it will take such further action as may be reasonably requested by a Stockholder that holds Parent Shares, all to the extent required from time to time to enable the Stockholders who hold Parent Shares to sell the Parent Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as amended, or any similar rule or regulation hereafter adopted by the SEC.  Upon the request of a Stockholder who holds Parent Shares, Parent shall deliver to such Stockholder a written statement as to whether it has complied with such requirements.  Notwithstanding anything to the contrary in this Agreement, Parent's covenants under this Section 6.2 shall terminate and be of no further force or effect on the earliest date that the Parent Shares may be resold without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as amended, or any similar rule or regulation hereafter adopted by the SEC.

              (b)    Parent covenants that it shall pay, or shall cause the Surviving Corporation to pay, the Heston-Baston Payables within seventy-five (75) days following the Effective Time (to the extent that they are accrued on the Company's accounting books and records as of the Closing).

      6.3    Mutual Covenants and Acknowledgements.

              (a)    Press Releases and Announcements.  At and prior to the Closing Date, no press releases related to this Agreement and the transactions contemplated herein, or other announcements to the employees, referral sources, customers, suppliers or vendors of the Company shall be issued without the mutual approval of Parent and Hoover, except for any public disclosure which is required by law or regulation (in which case the disclosure shall be prepared by Parent).  After the Closing Date, no press releases related to this Agreement and the transactions contemplated herein, or other announcements to the employees, customers or suppliers of the Company, shall be issued by any party other than Parent without Parent's prior written consent.

              (b)    Specific Performance.  The Company, the Stockholders and Hoover each acknowledge that the Company's business is unique and recognizes and affirms that in the event of a breach of this Agreement by the Company, a Stockholder or Hoover, Parent will be irreparably harmed and money damages may be inadequate and Parent may have no adequate remedy at law.  Accordingly, the Company, each Stockholder and Hoover agree that Parent shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and the Company's, each Stockholder's and Hoover's obligations hereunder not only by an Action for damages but also by an Action for specific performance, injunctive and/or other equitable relief.

      6.4    Tax Returns.

              (a)    Hoover shall have the exclusive authority and obligation to cause, at the Stockholders' sole expense, the accounting firm of LevitzZacks, CPAs (i) to prepare, (ii) to execute on behalf of the Company, and (iii) to timely file, or cause to be prepared and timely filed, all Tax Returns of the Company (including all federal, state and local "Short Period" Tax Returns) that are due with respect to that portion of the Company's taxable year ending on and including the Closing Date; provided, however, that such Tax Returns shall be prepared by treating items on such Tax Returns in a manner consistent with the past practices with respect to such items and in a manner consistent with all applicable regulations of the IRS.  Notwithstanding the foregoing, without limiting any other provision of this Agreement, Surviving Corporation shall cooperate with Hoover, at Hoover's reasonable request, in the preparation of all such Tax Returns.  The Company's Short Period for purposes of this Agreement shall begin on the first day of the Company's tax year and end on the Closing Date.

              (b)    The Parent shall have the exclusive authority and obligation (i) to prepare, (ii) to execute on behalf of the Surviving Corporation, and (iii) to timely file, or cause to be prepared and timely filed, all Tax Returns of the Surviving Corporation that are due with respect to that portion of the Surviving Corporation's taxable year beginning after the Closing Date.

      6.5    Controversies.  The Parent shall promptly notify Hoover in writing upon receipt by the Parent or any Affiliate of the Parent (including the Surviving Corporation after the Closing Date) of written notice of any inquiries, claims, assessments, audits or similar events with respect to Taxes relating to a taxable period ending on and including the Closing Date for which the Stockholders or Hoover may be liable under this Agreement (any such inquiry, claim, assessment, audit or similar event, a "Tax Matter").  The Parent shall have the sole right to control any audit or examination by any taxing authority, initiate any claim for refund or amend any Tax Return, and contest, resolve and defend against any assessment for additional Taxes, notice of Tax deficiency or other adjustment of Taxes of, or relating to, the income, assets or operations of the Surviving Corporation or the Company for all taxable periods; provided that any such item affecting a period of time before the Closing Date will require the consent of Hoover, which consent shall not be unreasonably withheld or delayed.

ARTICLE VII

INDEMNIFICATION

      7.1    Survival.  The representations, warranties and covenants in this Agreement (including all schedules, exhibits and annexes hereto) shall survive the Closing.  If the Closing occurs, the Stockholders and Hoover will have no liability for indemnification with respect to any representation or warranty or pursuant to Section 7.2(a)(i) unless on or before the Expiration Date for such representation or warranty or such indemnification provision, Parent notifies Hoover of a claim specifying the factual basis of the claim in reasonable detail to the extent then known by Parent.  The "Expiration Date" shall mean the date that is eighteen (18) months after the Closing Date; provided, however, that (i) the Expiration Date shall mean 90 days following the expiration of all relevant statutes of limitations (including any extensions thereof) for the representations and warranties in Section 3.20 (Tax Matters) and Section 3.29 (Securities Law), (ii) the Expiration Date shall mean the third anniversary of the Closing Date for the representations and warranties in Section 3.16 (Employee Benefit Plans), and Section 3.19 (Environmental Matters) and Section 3.30 (Disclosure), (iii) the Expiration Date shall mean the seventh anniversary of the Closing Date for the representations and warranties in Section 3.1 (Organization and Qualification), Section 3.2 (Subsidiaries), Section 3.3 (Capitalization) and Section 3.4 (Due Authorization), and (iv) the Expiration Date shall mean the later of the seventh anniversary date of the Closing or the otherwise applicable Expiration Date specified in this Section 7.1 for any Intentional Breach.  The right to indemnification, payment of damages or other remedy based on representations, warranties, covenants and obligations in this Agreement will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation.

      7.2    Indemnification.

              (a)    Indemnification by the Stockholders and Hoover.

                    (i)    Subject to the other provisions of this ARTICLE VII, from and after the Closing Date, the Stockholders and Hoover  (the "Seller Indemnifying Persons") shall jointly and severally indemnify, defend and hold harmless Parent, the Surviving Corporation and their respective stockholders, directors, officers, employees, representatives, agents, controlling persons and Affiliates, and their respective successors and assigns (collectively, "Parent Indemnified Persons"), for, and will pay to any Parent Indemnified Person the amount of any and all demands, losses, damages, penalties, claims, liabilities, obligations, Actions, causes of action, and expenses (including without limitation, reasonable costs of investigating, preparing or defending any such claim or Action and reasonable legal fees and disbursements), whether or not involving a third party claim (collectively, "Losses") arising by reason of, or resulting from:

                          A.    any breach of any representation or warranty of the Company, the Stockholders or Hoover contained in this Agreement (including all schedules, exhibits and annexes hereto), any other Transaction Document, or in any agreement, certificate or instrument delivered pursuant hereto or thereto;

                          B.    the failure of the Company (with respect to any pre-Closing performance), any Stockholder or Hoover to perform any of its respective agreements or covenants contained in this Agreement;

                          C.    any broker's, finder's, financial advisor's or other similar fees and commissions payable by the Company, any Stockholder or Hoover in connection with the transactions contemplated by this Agreement;

                          D.    any and all Pre-Closing Environmental Conditions, whether or not disclosed in this Agreement or the exhibits and schedules hereto;

                          E.    all Tax Liabilities of, or attributable to, the Company or arising as a result of any breach of the representations and warranties contained in Section 3.20;

                          F.    any Losses arising from or relating to the termination of employment of any employee of the Company during the two-year period ending immediately prior to the Closing, whether resulting from any claim for wrongful termination or otherwise;

                          G.    any Losses arising from or relating to any claim that any Person other than the Stockholders or Merger Sub holds or is entitled to hold or acquire (whether from the Company or from any other Person), or entitled to cause the Company to issue any share of capital stock or option, warrant, convertible security or other right issuable or exercisable for, shares of capital stock of the Company; or

                          H.     any product liability claims resulting from the ownership, possession or use of any product manufactured, sold or distributed by the Company prior to the Closing, or any claims resulting from any installation or service performed by the Company prior to the Closing, or any design-related product liability claims resulting from the ownership, possession or use of any product designed by the Company prior to Closing.

                    (ii)   To the extent that a Parent Indemnified Person is entitled to make a claim for indemnification pursuant to this Section 7.2(a), such claim may be satisfied in the following method, order and priority: (A) first, subject to and in accordance with the Escrow Agreement, by the release of a number of Escrow Shares from the Escrow Fund released to Parent that have an aggregate value (determined in accordance with Section 7.2(a)(iii) below) equal to the amount of all such Losses; (B) second, if Hoover or a Stockholder then holds Parent Shares outside of the Escrow Fund and Hoover or such Stockholder elects to pay the Losses with those shares, by the delivery by Hoover or such Stockholder to Parent of Parent Shares that have an aggregate value (determined in accordance with Section 7.2(a)(iii) below) equal to the unpaid balance of all such Losses; then (C) third, by means of a setoff against amounts otherwise payable under the Notes (any such setoff being applied, in the aggregate, to both Notes in accordance with the respective Stockholder Ownership Percentages of the payees), it being agreed that the exercise of such right of setoff by Parent in good faith, whether or not ultimately determined to be justified, will not constitute an event of default under the Notes.  Neither the exercise of nor the failure to exercise such right to cause Escrow Shares to be released to Parent from the Escrow Fund, the delivery of such Parent Shares by Hoover or a Stockholder to Parent or such right of setoff will constitute an election of remedies or limit Parent in any manner in the enforcement of any other remedies that may be available to it.

                    (iii)  For all purposes relating to determining the number of Parent Shares (including Escrow Shares) to be released or delivered towards the payment of Losses by Parent Indemnified Persons, the Parent Shares shall be valued at $2.18 per share, as adjusted for stock splits, stock dividends and similar events after the Closing.

                    (iv)   Notwithstanding anything to the contrary in this ARTICLE VII:

                          (A)    the liability of the Stockholders and Hoover for indemnification under this ARTICLE VII shall not exceed, as to the cumulative Losses:  (x) with respect to all Notices of Claims sent during the period ending on the third anniversary of the Closing Date, the aggregate sum of One Million Dollars ($1,000,000); and (y) with respect to all Notices of Claims sent after the third anniversary of the Closing Date, the aggregate sum of Five Hundred Thousand Dollars ($500,000) less (but not less than zero) any amounts paid pursuant to the preceding item (x); and

                          (B)    Notwithstanding anything to the contrary set forth in this Agreement, other than Losses arising out of fraud or willful misconduct of a Stockholder or Hoover or Losses arising out of a breach of the representations and warranties in Sections 3.14(e) and (j) of this Agreement, Stockholders and Hoover shall not be required to provide indemnification pursuant to Section 7.2(a)(i)A unless and until the aggregate amount of the Losses exceeds $25,000 (the "Basket Threshold").  Once the aggregate amount of the indemnification obligation of Stockholders and Hoover exceeds the Basket Threshold, Stockholders and Hoover shall be required to provide indemnification for all Losses, including the $25,000 applied to the Basket Threshold.

              (b)    Indemnification by Parent.  Subject to the provisions of this ARTICLE VII, from and after the Closing Date, Parent shall indemnify, defend and hold harmless the Stockholders, Hoover and their respective trustees, beneficiaries, representatives, agents, controlling persons, Affiliates, successors and assigns (collectively, the "Seller Indemnified Persons") from and against any and all Losses incurred by the Seller Indemnified Persons arising by reason of or resulting from any breach of any warranty, representation, covenant or agreement of Parent contained in this Agreement (including all schedules, exhibits and annexes hereto), any other Transaction Document, or in any agreement, certificate or instrument delivered pursuant hereto or thereto, or arising from or relating to any of the Assumed Liabilities, or any broker's, finder's, financial advisor's or other similar fees and commissions payable by Parent in connection with the transactions contemplated by this Agreement; and Surviving Corporation's ownership or operation of the Business after the Closing.

              (c)    Interest.  Indemnification payments under this Agreement shall include interest at the Prime Rate plus 1% from the date the applicable Loss is suffered or sustained to the date of payment.

      7.3    Indemnification Procedure for Third Party Claims.

              (a)    For the purposes of this ARTICLE VII:

                    (i)     With respect to indemnification by one or more Seller Indemnifying Persons to one or more Parent Indemnified Persons, the term "Indemnitee" means a Parent Indemnified Persons, the term "Indemnitor" means the applicable Seller Indemnifying Person, and the term "Indemnitor's Agent" means Hoover.

                    (ii)   With respect to indemnification by Parent to one or more Seller Indemnified Persons, the term "Indemnitee" means Seller Indemnified Person, the term "Indemnitor" means Parent, and the term "Indemnitor's Agent" means Parent.

              (b)    In the event that an Indemnitee receives notice of the assertion of any claim or the commencement of any Action by a third party in respect of which indemnity may be sought under the provisions of this ARTICLE VII ("Third Party Claim"), Indemnitee shall notify the Indemnitor's Agent in writing of such Third Party Claim ("Notice of Claim") and, if the Indemnitee is a Parent Indemnified Person, concurrently therewith shall send a duplicate copy of such Notice of Claim to the Escrow Agent. The Notice of Claim shall set forth in reasonable detail: (i) that an Indemnitee has incurred Losses or anticipates that it will incur Losses for which such Indemnitee is entitled to indemnification pursuant to this Agreement; (ii) the amount of such Losses, if known, or, if not known, an estimate of the foreseeable maximum amount of such Losses (which estimate shall not be conclusive of the final amount of such Losses); and (iii) a description of the basis for such Third Party Claim. Failure or delay in notifying the Indemnitor's Agent will not relieve the Indemnitors of any liability they may have to the Indemnitee, so long as the notice is given within prior to the applicable Expiration Date, except and only to the extent that such failure or delay causes actual harm to the Indemnitors with respect to such Third Party Claim.

              (c)    Subject to the further provisions of this Section 7.3, the Indemnitor's Agent will have thirty (30) days (or less if the nature of the Third Party Claim reasonably requires) from the date on which the Indemnitor's Agent received the Notice of Claim to notify the Indemnitee that the Indemnitor's Agent will assume the defense or prosecution of such Third Party Claim and any litigation resulting therefrom with counsel of its choice (reasonably satisfactory to the Indemnitee) and at its sole cost and expense (a "Third Party Defense"), without prejudice to its right to dispute that the Third Party Claim is within the scope of their indemnity obligation hereunder. Any Indemnitee shall have the right to employ separate counsel in any such Action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Indemnitors unless (A) the Indemnitor's Agent shall have failed, within the time after having been notified by the Indemnitee of the existence of the Third Party Claim as provided in the first sentence of this paragraph (b), to assume the defense of such Third Party Claim, or (ii) the employment of such counsel has been specifically authorized in writing by the Indemnitor's Agent.

              (d)    The Indemnitor's Agent will not be entitled to assume the Third Party Defense if:

                    (i)    a Third Party Claim seeks, in addition to or in lieu of monetary damages, any injunctive or other equitable relief (except where non-monetary relief is merely incidental to a primary claim or claims for monetary damages);

                    (ii)   the claim for indemnification relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation;

                    (iii)  under applicable standards of professional conduct, a conflict on any significant issue exists between the Indemnitee and the Indemnitor's Agent in respect of such Third Party Claim;

                    (iv)   upon petition by the Indemnitee, the appropriate court rules that the Indemnitor's Agent failed or is failing to vigorously prosecute or defend such Third Party Claim; or

                    (v)    if the Indemnitee is a Parent Indemnified Person, the amount of claimed Losses subject to all outstanding Notices of Claim exceeds the sum of the value of the Escrow Shares and other property remaining in the Escrow Fund and the remaining amounts payable under the Note.

              (e)    If by reason of the Third Party Claim a lien, attachment, garnishment or execution is placed upon any of the property or assets of such Indemnitee, the Indemnitor's Agent, if it desires to exercise its right to assume such Third Party Defense, must furnish a satisfactory indemnity bond to obtain the prompt release of such lien, attachment, garnishment or execution.

              (f)    If the Indemnitor's Agent assumes a Third Party Defense, it will take all steps necessary in the defense, prosecution, or settlement of such claim or litigation.  The Indemnitor's Agent will not consent to the entry of any judgment or enter into any settlement except with the written consent of the Indemnitee; provided, however, the consent of the Indemnitee shall not be required if all of the following conditions are met: (i) the terms of the judgment or proposed settlement include as an unconditional term thereof the giving to the Indemnitee by the third party of a release of the Indemnitee from all liability in respect of such Third Party Claim; (ii) there is no finding or admission of (A) any violation of Law by the Indemnitee (or any Affiliate thereof), (B) any violation of the rights of any Person and (C) no effect on any other Action or claims of a similar nature that may be made against the Indemnitee (or any Affiliate thereof); and (iii) the sole form of relief is monetary damages which are paid in full by the Indemnitor's Agent. The Indemnitor's Agent shall conduct the defense of the Third Party Claim actively and diligently, and the Indemnitee will provide reasonable cooperation in the defense of the Third Party Claim. Notwithstanding the foregoing, the Indemnitee shall have the right to pay or settle any Third Party Claim, provided that in such event, subject to the following sentence, it shall waive any right to indemnity therefor by the Indemnitors for such claim unless the Indemnitor's Agent shall have consented to such payment or settlement. If the Indemnitor's Agent is not reasonably conducting the Third Party Defense in good faith, the Indemnitee shall have the right to consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnitor's Agent and the Indemnitors shall reimburse the Indemnitee promptly for all Losses incurred in connection with such judgment or settlement.

              (g)    In the event that (i) an Indemnitee gives Notice of Claim to the Indemnitor's Agent and the Indemnitor's Agent fails or elects not to assume a Third Party Defense which the Indemnitor's Agent had the right to assume under this Section 7.3 or (ii) the Indemnitor's Agent is not entitled to assume the Third Party Defense pursuant to this Section 7.3, the Indemnitee shall have the right, with counsel of its choice, to defend, conduct and control the Third Party  Defense.  In each case, the Indemnitee shall conduct the Third Party Defense actively and diligently, and the Indemnitors.  The Indemnitee shall have the right to consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim on such terms as it may deem appropriate; provided, however, that the amount of any settlement made or entry of any judgment consented to by the Indemnitee without the consent of the Indemnitor's Agent (which consent shall not be unreasonably withheld or delayed) shall not be determinative of the validity of the claim. If the Indemnitor's Agent does not elect to assume a Third Party Defense which it has the right to assume hereunder, the Indemnitee shall have no obligation to do so.

      7.4    Non-Third Party Claims.  Indemnitee will send a Notice of Claim to the Indemnitor's Agent promptly following discovery by any Indemnitee of any matter that gives rise to a claim of indemnity pursuant hereto and that does not involve a Third Party Claim being asserted against it, together with a detailed breakdown of the asserted Losses with appropriate supporting documentation.  If the Indemnitee is a Parent Indemnified Person, concurrently therewith Indemnitee shall send a duplicate copy of such Notice of Claim to the Escrow Agent. Failure or delay in notifying the Indemnitor's Agent will not relieve the Indemnitors of any liability they may have to the Indemnitee so long as the notice is given within prior to the applicable Expiration Date, except and only to the extent that such failure or delay causes actual harm to the Indemnitors with respect to such claim. The Indemnitor's Agent will reasonably cooperate and assist the Indemnitee in determining the validity of the claim for indemnity. Indemnitor's Agent will have thirty (30) days from receipt of such a Notice of Claim to notify the Indemnitee that it disputes any portion of the claim to which the Notice of Claim relates.

      7.5    Claims Upon Escrow Fund or Exercises of Right of Setoff.  Notwithstanding any other provision of this ARTICLE VII, if Hoover does not timely give notice to Parent and, if applicable, the Escrow Agent in accordance with the terms of the Escrow Agreement, that she disputes a claim for indemnity that is subject to the Notice of Claim, the Losses specified in such Notice of Claim will be conclusively deemed Losses subject to indemnification hereunder and the Escrow Agreement and the validity of any exercise of a right of setoff under the Note that is described in the Notice of Claim will be deemed to be conclusively established. In the event that Hoover timely gives notice to Parent and, if applicable, the Escrow Agent pursuant to the Escrow Agreement, that she disputes such claim, the dispute shall be resolved in accordance with the terms of the Escrow Agreement.

ARTICLE VIII

RELEASES

      8.1    Releases by Stockholders and Hoover.  Each of the Stockholders and Hoover, for themselves and on behalf of their respective successors, heirs, personal representatives, beneficiaries, agents, successors and assigns, hereby releases, remises and forever discharges the Surviving Corporation and its predecessors, successors and assigns, and the directors, officers, employees, agents and representatives of the foregoing, of and from any and all agreements, debts, liabilities and obligations of any nature, fixed or contingent, known or unknown, whether at law or at equity, by reason of any event, occurrence, circumstances or matter of any nature which occurred or existed at any time on or before the Closing Date, except for claims:

              (a)    For remuneration and benefits in the ordinary course of business for the current pay period;

              (b)    Arising out of this Agreement and the other Transaction Documents; and

              (c)    For indemnification of Hoover arising out of her service prior to the Closing Date as a director and/or officer of the Company.

      8.2    Acknowledgement by Stockholders and Hoover.  Each of the Stockholders and Hoover represents and warrants to the Surviving Corporation that it or she understands, comprehends and appreciates the meaning and significance of Section 1542 of the Civil Code of the State of California and, having such understanding, comprehension and appreciation, hereby waives any and all rights it or she may have under said Section 1542, which provides: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him, must have materially affected his settlement with the debtor."  Each of the Stockholders and Hoover acknowledges that it and she have read the releases set forth in this ARTICLE VIII and that each of them has received the advice of counsel with respect to them.

      8.3    Releases by Parent, Company and Surviving Corporation.  Each of the Parent, Company and Surviving Corporation, for themselves and on behalf of their respective successors, heirs, personal representatives, beneficiaries, agents, successors and assigns, hereby releases, remises and forever discharges each Stockholder and Hoover and their respective trustees, predecessors, successors and assigns, and the directors, officers, employees, agents and representatives of the foregoing, of and from any and all agreements, debts, liabilities and obligations of any nature, fixed or contingent, known or unknown, whether at law or at equity, by reason of any event, occurrence, circumstances or matter of any nature which occurred or existed at any time on or before the Closing Date, except for claims arising out of this Agreement and the other Transaction Documents.

      8.4    Acknowledgement by Parent, Company and Surviving Corporation.  Each of the Parent, Company and Surviving Corporation represents and warrants to each Stockholder and Hoover that it understands, comprehends and appreciates the meaning and significance of Section 1542 of the Civil Code of the State of California and, having such understanding, comprehension and appreciation, hereby waives any and all rights it may have under said Section 1542, which provides: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him, must have materially affected his settlement with the debtor."  Each of the Parent, Company and Surviving Corporation acknowledges that it has read the releases set forth in this ARTICLE VIII and that each of them has received the advice of counsel with respect to them.

ARTICLE IX

DEFINITIONS

      9.1    Definitions.  In this Agreement, the following terms have the meanings specified or referred to in this Section 9.1 which shall be equally applicable to both the singular and plural forms.  Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and by this Agreement.

             "Action" means any action, suit or proceeding, claim, arbitration, litigation or investigation.

             "Affiliate" means, (a) with respect to any Person other than an individual, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person, and (b) with respect to any individual, any member of such individual's family.

             "Code" means the Internal Revenue Code of 1986, as amended.

             "Court Order" means any .judgment, order, writ, injunction, award, decree, stipulation or determination of any foreign, federal, state or local Governmental Entity, and any award in any arbitration proceeding.

             "Encumbrance" means any security interest, lien, pledge, charge, option, right of first refusal, mortgage, indenture, encumbrance, claim, condition, easement, indebtedness, defect in title, right of way, building or use restriction, exception, reservation, limitation, covenant or other restriction of any kind, nature or description, whether fixed or contingent, including, any restriction on use, voting, transfer, receipt of income or exercise of any other ownership attribute.

             "Environmental Laws" means any and all foreign, Federal, state, local or municipal Laws, rules, orders, regulations, statutes, ordinances, codes, executive orders, legally binding decrees, or other written requirements of any Governmental Entity regulating, relating to or imposing liability or standards of conduct concerning pollution or protection of the environment, human health or safety or relating to exposure of any kind of Hazardous Materials, as have been or are now in effect, including but not limited to: the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq.  ("CERCLA"); the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Clean Air Act, 42 U.S.C.  Section 7401 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; the Emergency Planning and Community Right to Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300(f) et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act 7 U.S.C. Section 136 et seq.; the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. Section 6901 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; and any similar or implementing state or local Law.

             "Environmental Permits" means any and all permits, licenses, registrations, notifications, exemptions and any other authorization required under any Environmental Law as of the Closing Date.

             "Escrow Agent" means JP Morgan Chase.

             "Escrow Agreement" means an escrow agreement between Parent, Stockholders, Hoover and Escrow Agent in the form attached hereto as Exhibit E hereto pursuant to which the Escrow Agent will hold and release the Escrow Shares.

             "Escrow Fund" means the Escrow Shares held by the Escrow Agent and all income, proceeds and interest thereon.

             "Expiration Date" has the meaning set forth in Section 7.1.

             "GAAP" means U.S. generally accepted accounting principles, consistently applied.

             "Governmental Entity" means any foreign, federal, national, state, local, municipal or other government, any subdivision, agency, commission or authority thereof, or any quasi-Governmental Entity, court, tribunal, instrumentality or regulatory body or other authority exercising any taxing or tax regulatory authority.

             "Hazardous Materials" means any hazardous substance, hazardous waste, hazardous material, gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls or polychlorinated biphenyl containing materials, urea- formaldehyde insulation, friable asbestos or friable asbestos-containing materials, radon, lead-based paint, chemicals, substances, pollutants, contaminants, radioactivity, and any other materials or substances of any kind, whether solid, liquid or gas that is regulated pursuant to any Environmental Law or as to which there can be liability under any Environmental Law.

             "Heston-Baston Payables" means the accounts payable of the Company to Colin Baston and Marv Heston or their respective affiliates, in the aggregate, which shall, as of the Effective Time, be in the aggregate amount of $175,000.

             "Intentional Breach" means a knowing or intentional misrepresentation or breach of this Agreement by the Company, a Stockholder or Hoover.

             "IRS" means the United States Internal Revenue Service.

             "Knowledge" means (a) with respect to the Company, actual knowledge or such knowledge as a reasonable person would acquire after reasonable inquiry of Hoover, and (b) with respect to Parent, actual knowledge or such knowledge as a reasonable person would acquire after reasonable inquiry, of Hugh T. Regan or James Pelrin.

             "Law" means any federal, state, local or foreign law (including common law), constitution, statute, code, ordinance, rule, regulation, executive order or similar requirement.

             "Leased Premises" has the meaning set forth in Section 3.12(a).

             "Material Adverse Change" or "Material Adverse Effect" means (i) any change in, or effect on, the business or prospects of the Company as currently conducted or currently contemplated that is reasonably likely to be materially adverse to the business, operations, condition (financial or otherwise), prospects, assets or liabilities of the Company or (ii) any material adverse effect on the ability of any party hereto to consummate the transactions contemplated by this Agreement; in each case other than arising from or relating to (1) general business or economic conditions, (2) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (3) financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index), or (4) changes in United States generally accepted accounting principles.

             "Order" means any award, injunction, judgment, decree, order, ruling, subpoena or verdict or other decision entered, issued or rendered by any Governmental Entity.

             "Permitted Encumbrance" means (i) any statutory lien for Taxes not yet due; (ii) any statutory lien of a landlord, carrier, warehouseman, mechanic or materialman incurred for sums not yet due; (iii) purchase money claims and claims securing retail payments under capital lease arrangements; and (iv) liens that are immaterial in character, amount and extent and which do not materially detract from the value or interfere with the present use of the properties they affect.

             "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or Governmental Entity.

             "Pre-Closing Environmental Conditions" means any and all conditions of any of the Leased Premises, or any other property formerly (since December 31, 2005) owned or leased by the Company, or that is attributable to the operations or properties of the Company, including soil, surface water and groundwater contamination, resulting from the disposal or release of Hazardous Materials, which condition was in existence on, in, under or at, or arose from, such property on or before the Closing Date including any migration of Hazardous Materials first released prior to the Closing Date.

             "Prime Rate" means, on any date, a variable rate per annum equal to the rate of interest most recently published by The Wall Street Journal as the "prime rate" at large U.S. money center banks.

             "Product" has the meaning set forth in Section 3.27(a).

             "Real Estate Lease" has the meaning set forth in Section 3.12(a).

             "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment or the workplace of any Hazardous Materials, or otherwise as defined in any Environmental Law.

             "Tax" or "Taxes" means, with respect to any Person, all federal, state, county, local and foreign taxes, including but not limited to income (whether net or gross), alternative or add-on minimum, estimated, accumulated earnings, gross income, gross receipts, profits, franchise, windfall profits, severance, property, production, sales, use, transfer, gains, occupation, privilege, license, excise, employment, payroll, wage, unemployment, disability, workers' compensation, social security, withholding, personal holding company, value-added, capital, stamp, premium, environmental (including taxes under Code Section 59A), capital stock, real property, personal property, registration or minimum tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalties, additions to tax or additional amounts imposed by any Governmental Entity on such Person or the assets of such person (if any).

             "Tax Liabilities" mean (a) all liabilities for actual Taxes and (b) all reasonable out-of-pocket costs and expenses related thereto incurred as a result of the commencement of a Tax Proceeding (including, without limitation, reasonable attorneys' and accountants' fees).

             "Tax Proceeding" means any audit, other administrative proceeding or judicial proceeding involving Taxes.

             "Tax Return" means any return, report, estimate or similar statement filed or required to be filed with any Governmental Entity with respect to any Taxes (including any attached schedules or supporting information), including, without limitation, any consolidated, combined and unitary return, information return, claim for refund, amended return and declaration of estimated Tax.

             "Transaction Documents" means this Agreement, the Escrow Agreement and the Notes.

ARTICLE X

MISCELLANEOUS

     10.1    Modifications, Waiver of Rights.  Any amendment, change or modification of this Agreement shall be void unless in writing and signed by all parties hereto.  No failure or delay by any party hereto in exercising any right, power or privilege hereunder (and no course of dealing between or among any of the parties) shall operate as a waiver of any such right, power or privilege.  No waiver of any default on any one occasion shall constitute a waiver of any subsequent or other default.  No single or partial exercise of any such right, power or privilege shall preclude the further or full exercise thereof.

     10.2    Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, by facsimile (receipt acknowledged), recognized overnight courier (receipt acknowledged) or by certified mail return receipt confirmed, addressed as follows:

If to Parent, Merger Sub or the Surviving Corporation:

inTEST Corporation
7 Esterbrook Lane
Cherry Hill, NJ 08003
Fax No.: (856) 751-1222
Attention: Hugh T. Regan Jr.

With a copy to:

Saul Ewing LLP
1500 Market Street, 38th Floor
Philadelphia, PA  19102
Fax No.:  215-972-4151
Attention:  Dennis J. Brennan, Esq.

If to the Company, either Stockholder or Hoover:

1723 Hacienda Place
El Cajon, CA  92020
Fax No.:
Attention:   Sandy L. Hoover

with a copy to:

Ferris & Britton, A.P.C.
401 W. A Street # 1600
San Diego, CA 92101
Fax No.:  (619) 232-9316
Attention:  Gary Moyer, Esq.

or to such other address as to any party hereto as such party shall designate by like notice to the other parties hereto.

     10.3    Counterparts.  This Agreement may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original but all of which counterparts collectively shall constitute one instrument.  The transmission of a signed counterpart of this Agreement by facsimile or by portable document file ("PDF") shall have the same force and effect as delivery of an original signed counterpart of this Agreement, and shall constitute valid and effective delivery for all purposes.  If either party delivers a signed counterpart of this Agreement by transmission of a facsimile or PDF, it shall also send promptly thereafter by overnight courier or personal delivery a signed original counterpart of this Agreement to the other party, but failure to do so shall not render this Agreement void or voidable by either party.

     10.4    Expenses.  Except as expressly provided herein, each of the parties hereto will bear all costs, charges and expenses incurred by such party in connection with this Agreement and the consummation of the transactions contemplated herein, including, without limitation, attorneys' fees and disbursements incurred in connection with the negotiation and preparation of this Agreement.  Parent agrees that it or Surviving Corporation will bear the cost of the work by LevitzZack, CPAs, in connection with the preparation by the Company for an audit of Company's calendar year 2006 and 2007 financial statements and of any other pre-closing financial statements of the Company that Parent or Surviving Corporation choose to have audited.

              (a)    The parties agree that Ferris & Britton, A Professional Corporation ("F&B"), has represented both Stockholders and Hoover, on the one hand, and Company, on the other hand, with respect to this Agreement.  The parties agree that the aggregate fees and expenses of F&B shall be allocated and paid 50% by Stockholders and Hoover, on the one hand, and 50% by Company, on the other hand.

              (b)    Parent, Company and Surviving Corporation expressly consent to F&B and/or its individual attorneys continuing to represent any Stockholder and/or Hoover following the Closing, despite F&B's prior representation of Company, including representation of any Stockholder and/or Hoover following the Closing on matters relating in any way to this Agreement or the Transaction Documents.

     10.5    Arbitration. Except for disputes, controversies, or claims arising under Section 6.1(b) hereto and for other claims seeking specific performance or injunctive or other equitable relief, and except as expressly provided elsewhere in this Agreement or the other Transaction Documents, any dispute, controversy, or claim arising under or relating to this Agreement or the other Transaction Documents or any breach or threatened breach thereof ("Arbitrable Dispute") shall be resolved by final and binding arbitration administered by the American Arbitration Association ("AAA") under its Commercial Arbitration Rules, subject to the following:

              (a)    Any party may demand that any Arbitrable Dispute be submitted to binding arbitration in accordance with this Section 10.5. The demand for arbitration shall be in writing, shall be served on the other party in the manner prescribed herein for the giving of notices, and shall set forth a short statement of the factual basis for the claim, specifying the matter or matters to be arbitrated.

              (b)    The arbitration shall be conducted by a panel of three arbitrators, one selected by Parent, one selected by Hoover and the third to be selected jointly by the arbitrators selected by Parent and Hoover (collectively, the "Arbitrators"), who shall conduct such evidentiary or other hearings as they deem necessary or appropriate and thereafter shall make their determination as soon as practicable. If any party fails to appoint an arbitrator to be appointed by such party as provided in the preceding sentence within 30 days after delivery of a demand for arbitration, then AAA shall appoint such arbitrator. Any arbitration pursuant hereto shall be conducted by the Arbitrators under the guidance of the Federal Rules of Civil Procedure and the Federal Rules of Evidence, but the Arbitrators shall not be required to comply strictly with such Rules in conducting any such arbitration. All such arbitration proceedings shall take place in Wilmington, Delaware, if initiated by Parent or Surviving Corporation, or in the state of Hoover's residence, if initiated by a Stockholder or Hoover.

              (c)    Except as provided herein:

                    (i)    each party to the arbitration shall bear its own "Costs and Fees," which are defined as all reasonable pre award expenses of the arbitration, including travel expenses, out of pocket expenses (including, but not limited to, copying and telephone) expert and other witness fees, and reasonable attorney's fees and expenses;

                    (ii)   the fees and expenses of the Arbitrators and all other costs and expenses incurred in connection with the arbitration ("Arbitration Expenses") shall be borne equally by the parties to the arbitration; and

                    (iii)  notwithstanding the foregoing, the Arbitrators shall be empowered to require any one or more of the parties to the arbitration to bear all or any portion of such Costs and Fees and/or the Arbitration Expenses in the event that the Arbitrators determine such party has acted unreasonably or in bad faith.

              (d)    The Arbitrators shall have the authority to award any remedy or relief that a Court of the State of Delaware could order or grant, including, without limitation, specific performance of any obligation created under the Transaction Documents, the awarding of Losses or punitive damages, the issuance of an injunction, or the imposition of sanctions for abuse or frustration of the arbitration process. The Arbitrators shall render their decision and award upon the concurrence of at least two (2) of their number.  Such decision and award shall be in writing and counterpart copies thereof shall be delivered to each party to the arbitration. The decision and award of the Arbitrators shall be binding on all parties. In rendering such decision and award, the Arbitrators shall not add to, subtract from or otherwise modify the provisions of the Transaction Documents and shall make its determinations in accordance therewith. Any party to the arbitration may seek to have judgment upon the award rendered by the Arbitrators entered in any court having jurisdiction thereof.

              (e)    Each party agrees that it will not file any suit, motion, petition or otherwise commence any legal action or proceeding for any matter which is required to be submitted to arbitration as contemplated herein except in connection with the enforcement of an award rendered by the Arbitrators. Upon the entry of an order dismissing or staying any action or proceeding filed contrary to the preceding sentence, the party which filed such action or proceeding shall promptly pay to the other party the reasonable attorney's fees, costs and expenses incurred by such other party prior to the entry of such order.

     10.6    Binding Effect; Assignment.  This Agreement shall be binding upon and inure to the benefit of Parent and the Company and their representatives, successors, heirs and permitted assigns, in accordance with the terms hereof.  Neither the Company, any Stockholder or Hoover may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of Parent.

     10.7    Entire Agreement.  This Agreement and the other schedules and agreements referred to herein (including the Assignment of Lease and Consent to Assignment of Lease among the Company, Merger Sub and HELF Investments), constitute the entire agreement between the parties hereto and supersede all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, with respect to the subject matter hereof.

     10.8    Governing Law.  This Agreement and its validity, construction, enforcement, and interpretation shall be governed by the substantive laws of the State of Delaware.

     10.9    Invalid Provisions.  If any provision of this Agreement is deemed or held to be illegal, invalid or unenforceable, this Agreement shall be considered divisible and inoperative as to such provision to the extent it is deemed to be illegal, invalid or, unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any provision of this Agreement is deemed or held to be illegal, invalid or unenforceable there shall be added hereto automatically a provision as similar as possible to such illegal, invalid or unenforceable provision and be legal, valid and enforceable.  Further, should any provision contained in this Agreement ever be reformed or rewritten by any judicial body of competent jurisdiction, such provision as so reformed or rewritten shall be binding upon all parties hereto.

     10.10   Remedies.  The Company acknowledges that the Business is unique, and recognizes and affirms that in the event of a breach of this Agreement by the Company, monetary damages may be inadequate and Parent may have no adequate remedy at law.  Accordingly, in the event of any such breach, Parent may, in addition to any other rights and remedies existing in its favor, enforce its rights and the obligations of the Company hereunder by an Action or actions for specific performance, injunctive and/or other relief, without any requirement of proving actual damages.  Each party's remedies under this Agreement are cumulative and shall not exclude any other remedies to which any party may be lawfully entitled.

     10.11   Schedules.  All capitalized terms used in the schedules hereto, unless otherwise defined therein have the meaning set forth in this Agreement.  The section references referred to in the schedules are to the sections of this Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement and Plan of Merger to be duly executed as of the date and year first above written.

PURCHASER: inTEST CORPORATION By: /s/ Hugh T. Regan, Jr. Name: Hugh T. Regan, Jr. Title: Chief Financial Officer	COMPANY: SIGMA SYSTEMS CORP. By: /s/ Sandy L. Hoover Name: Sandy L. Hoover Title: President
MERGER SUB: SIGMA ACQUISITION, INC. By: /s/ James Pelrin Name: James Pelrin Title: President

STOCKHOLDERS:

EXEMPTION TRUST:

The Exemption Trust, a sub-trust of the Robert T. Stewart Separate Property Trust dated March 17, 2003

By:  /s/ Sandy L. Hoover
Name:  Sandy L. Hoover
Title:    Trustee

QTIP TRUST

The Sandy L. Hoover Trust, a sub-trust of the Robert T. Stewart Separate Property Trust dated March 17, 2003

By:  /s/ Sandy L. Hoover
Name:  Sandy L. Hoover
Title:    Trustee

HOOVER:

/s/ Sandy L. Hoover
Sandy L. Hoover

List of Exhibits:

Form of Certificate of Merger	Exhibit A
Form of Note	Exhibit B
Form of Legal Opinion of Company's Counsel	Exhibit C
Form of Legal Opinion of Parent's Counsel	Exhibit D
Form of Escrow Agreement	Exhibit E
Form of Security Agreement	Exhibit F

EXHIBIT A

CERTIFICATE OF MERGER
OF
SIGMA SYSTEMS CORP.
INTO
SIGMA ACQUISITION, INC.

The undersigned corporation Sigma Acquisition, Inc.

DOES HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

NAME                                            STATE OF INCORPORATION

Sigma Acquisition, Inc.                                         Delaware
Sigma Systems Corp.                                           California

SECOND: That an Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of Delaware and Section 1100 of the General Corporation Law of California.

THIRD: That the name of the surviving corporation of the merger is Sigma Acquisition, Inc., a Delaware corporation.

FOURTH: That Article FIRST of the Certificate of Incorporation of Sigma Acquisition, Inc., a Delaware corporation, which is the surviving corporation of the merger, shall be amended to read in its entirety as follows: "The name of the corporation is SigmaSYS Corp.".

FIFTH: That the executed Agreement of Merger is on file at the principal place of business of the surviving corporation, the address of which is:

7 Esterbrook Lane, Cherry Hill, New Jersey 08003

SIXTH: That a copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of either constituent corporation.

SEVENTH: The authorized capital stock of each foreign corporation which is a party to the merger is as follows:

                                                                                                           Par value per share
                                                                                                             or statement that
                                                                                                            shares are without
Corporation                     Class                 Number of Shares                      par value

Sigma Systems Corp.     Common                 1,000,000                            No par value

EIGHTH: That this Certificate of Merger shall be effective upon filing with the Secretary of the State of Delaware (the "Effective Date").

Dated: October__, 2008

SIGMA ACQUISITION, INC.

By:___________________________
     Hugh T. Regan, Jr.
     Secretary

EXHIBIT B

PROMISSORY NOTE #1

[There would be two separate notes, one to each Stockholder, pro rata in accordance with their respective stock ownership. The Note below is the form of Note payable to the 75.77332% stockholder, with the Note payable to the other Stockholder being identical except for the payee name, principal amount and share percentage.]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THIS NOTE MAY NOT BE TRANSFERRED OR PLEDGED UNLESS IT HAS BEEN REGISTERED UNDER ALL APPLICABLE SECURITIES LAWS, OR THE MAKER HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE MAKER TO THE EFFECT THAT THE PROPOSED TRANSACTION IS EXEMPT FROM SUCH REGISTRATION REQUIREMENTS.

Amount : $[____________]	Date: _________, 2008 (the "Closing Date")

FOR VALUE RECEIVED, inTEST Corporation, a Delaware corporation ("Maker"), promises to pay to [Sandy L. Hoover, Trustee of the Sandy L. Hoover Trust, a sub-trust of the Robert T. Stewart Separate Property Trust dated March 17, 2003] (hereinafter referred to as "Payee"), the principal sum of [_________] Dollars ($[__________]) in lawful money of the United States of America, together with interest on the unpaid principal amount at the "Prime Rate" plus one and one quarter percent (1.25%). For the purposes of this Note, the "Prime Rate" means a variable rate per annum equal to the rate of interest most recently published by The Wall Street Journal as the "prime rate" at large U.S. money center banks, which Prime Rate is, as of the date of this Note, ___ per annum. This Note is non-negotiable. The obligations under this Note are secured pursuant to a security agreement dated ___________, 2008 among SigmaSYS Corp., Payee and the payee under the Ancillary Note (defined below) (the "Security Agreement").

This Note is one of two Notes referred to in that certain Agreement and Plan of Merger dated as of October ___, 2008 by and among Maker, Payee, Sigma Systems Corp. and certain other parties (the "Merger Agreement"), and together with the Ancillary Note (defined below) shall be subject to setoff as set forth in the Merger Agreement, provided that any such setoff against this Note shall be [75.77332%] of the total amount setoff. Any such setoffs against amounts due under this Note shall be applied first to principal and then to interest. Except as described in this paragraph, the obligations of Maker are an absolute, unconditional and irrevocable promise to pay without setoff or deduction all payments due strictly and according to the terms of this Note and no reference to any collateral agreement is intended to give rise to any right of setoff or deduction.

By way of background, Maker issued two promissory Notes under the Merger Agreement, this Note and a promissory note of the same date and with identical terms, except the payee and initial principal amount of such other note are different (the "Ancillary Note").

Principal and interest due under this Note shall be payable as follows: (i) a payment of accrued but unpaid interest on the first anniversary of the Closing Date; and (ii) subsequent annual payments of principal and accrued but unpaid interest on each of the next four anniversaries of the Closing Date, with the amount of each such payments of principal and interest equaling the sum of (A) the accrued but unpaid interest as of such payment date plus (B)(I) the total amount of principal then outstanding divided by (II) the number of payments of principal then remaining to be paid (such that the portion of the outstanding principal due on each such anniversary would be equal, unless the principal has been prepaid, set off or otherwise reduced, in which case the payments remaining after any such reduction would be equal).

All payments shall be made to Payee at the address for notices to Payee or at such other place as the holder may from time to time designate for payments. Maker shall have the privilege of prepaying principal in whole or in part at any time, and such prepayments may be made without penalty or premium; provided, however, that each prepayment shall be accompanied by any accrued interest then due. However, excess payments or prepayments shall not be credited as regular future payments, nor excuse the Maker from making the payments provided herein.

Maker will be in default if any of the following happens: (a) Maker fails to make any payment hereunder or under the Ancillary Note within ten days of the due date thereof; (b) with respect to payment obligations of Maker under the Merger Agreement, it is finally determined (by agreement of Maker or, alternatively, by a non-appealable arbitration or judicial decision) that Maker has failed to make any payment to Payee, the payee under the Ancillary Note or Sandy L. Hoover, as the case may be, strictly in the manner provided in this Note, the Ancillary Note or the Merger Agreement; (c) Maker becomes insolvent, a receiver is appointed for any part of Maker’s property, Maker makes an assignment for the benefit of creditors, or any proceeding is commenced either by Maker or against Maker under any bankruptcy or insolvency laws, or (d) there occurs a default on the part of SigmaSYS Corp. under the Security Agreement. Maker and all endorsers of this Note waive presentment for payment, protest, notice of dishonor, and except as specifically provided above notice before declaring a default.

Upon default, the Payee or such holder hereof may declare the entire unpaid balance of principal of and interest on this Note to be immediately due and payable, without notice, and then Maker will pay that amount to Payee. Any overdue principal of and, to the extent permitted by law, overdue interest on, this Note shall automatically and without notice bear interest, payable on demand, until paid at a rate equal to four percent (4%) per annum over the interest rate set forth herein. Time is of the essence hereof.

Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively) only in writing by the holder hereof. Maker or any holder of this Note may delay in enforcing its rights or in giving any notices without losing its rights.

This Note shall be construed according to, and shall be governed by, the laws of the State of Delaware. The provisions of this Note shall be deemed severable, so that if any provision hereof is declared invalid under the laws of any state where it is in effect, or of the United States, all other provisions of this Note shall continue in full force and effect. This Note may be amended only by a writing signed on behalf of each party.

All notices to be given with regard to this Note shall be in writing and shall be deemed to have been duly given when delivered by hand, by facsimile (receipt acknowledged), recognized overnight courier (receipt acknowledged) or by certified mail return receipt confirmed, addressed as follows: (a) if to Maker: inTEST Corporation, 7 Esterbrook Lane, Cherry Hill, NJ 08003, Fax No.: (856) 751-1222, Attention: Hugh T. Regan Jr. and (b) if to Payee: c/o Sandy L. Hoover, 1723 Hacienda Place, El Cajon, CA 92020, or to such other address as to either as designated by like notice to the other.

If this Note is placed in the hands of any attorney for collection, regardless of whether or not a lawsuit is filed, Maker shall reimburse holder for any reasonable attorney fees incurred.

This Note shall be binding upon the successors and assigns of Maker, and shall inure to the benefit of and be enforceable by the successors and assigns of Payee or any other holder hereof. This Note is intended to take effect as an instrument under seal.

IN WITNESS WHEREOF, the undersigned has duly executed, sealed and delivered this Note as of the date and year first written above.

Maker:

inTEST Corporation

By:___________________________
Name: Hugh T. Regan, Jr.
Title: Chief Financial Officer

EXHIBIT C

______________, 2008

Board of Directors of
inTEST Corporation
7 Esterbrook Lane
Cherry Hill, NJ 08003

Re: Sigma Systems Corp.

Ladies and Gentlemen:

This opinion is being furnished to you in connection with that certain Agreement and Plan of Merger (together with all exhibits and schedules thereto, the "Agreement") by and amongst: (i) Sigma Systems Corp., a California corporation (the "Company"), (ii) inTEST Corporation, a Delaware corporation (the "Parent") (iii) Sigma Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), (iv) Sandy L. Hoover, Trustee of the Exemption Trust, a sub-trust of the Robert T. Stewart Separate Property Trust, dated March 17, 2003 (the "Exemption Trust"), (v) Sandy L. Hoover, Trustee of the Sandy L. Hoover Trust, a sub-trust of the Robert T. Stewart Separate Property Trust, dated March 17, 2003 (the "Q-TIP Trust" and, together with the Exemption Trust, the "Stockholders"), and (vi) Sandy L. Hoover ("Hoover"). Capitalized terms used in this opinion letter that are not otherwise defined herein shall have the meaning ascribed to them in the Agreement. This opinion is delivered pursuant to Section 5.1(m) of the Agreement and in satisfaction of a condition to Parent and Merger-Sub's obligations to consummate the transactions contemplated by the Agreement.

We presently and in the past have acted as special counsel to the Company only with respect to certain, specific legal matters requested of us by the Company, including but not limited to the drafting of the Agreement and the ancillary documents and agreements referenced therein and/or required thereby, including this opinion letter (collectively with the Agreement, the "Transaction Documents"). We have not previously represented the Stockholders or Hoover, individually or in her capacity as trustee, other than in connection with the drafting of the Transaction Documents. We do not continuously and regularly represent the Company in its business affairs and instead only represent the Company on a sporadic, as-requested basis.

In rendering the opinions hereinafter expressed, we have examined and relied upon only the following documents and instruments:

    A copy of the articles of incorporation of the Company, as amended and restated on July 14, 1995, certified by the Secretary of State of the State of California;
    A certificate of status from the California Secretary of State indicating that the Company is in good standing in California as of _______________;
    The bylaws of the Company, as amended and restated effective February 10, 2003, certified by its Secretary;
    The Transaction Documents;
    A copy of the Declaration of Trust of the Robert T. Stewart Separate Property Trust dated March 17, 2003, and a Certification of Trust with respect to that trust and its division into two sub-trusts following the death of Robert T. Stewart, namely the Exemption Trust and the Q-TIP Trust, executed by Hoover on March 18, 2005 (the "Trust Documents");
    Copies of resolutions of the shareholders and of the sole member of the board of directors of the Company, with respect to the approval of the Transaction Documents;
    Such advices, certificates and other documents of public officials, officers and representatives of the Company, the Stockholders and others as we have deemed relevant or appropriate as a basis for the opinions set forth herein; and
    Such other agreements, documents are records as we deemed relevant or appropriate as a basis for the opinions set forth herein.

In conducting our examination, we have assumed, without investigation, the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or .pdf copies and the accuracy and completeness of all records made available to us by the Company, Hoover or by either of the Stockholders. In rendering our opinions below, we have assumed, without investigation, that any certificate or other document on which we have relied that was given or dated earlier than the date of this letter continued to remain accurate insofar as relevant to such opinions, from such earlier date through and including the date of this letter. In addition, we have relied upon and assumed, without investigation or independent verification, the accuracy of the representations, warranties, and covenants as to factual matters made by any party in the Transaction Documents, and the accuracy of representations and statements as to factual matters made by the Company, Hoover, the Stockholders and any public official. Any such investigation would be beyond the scope of this opinion and of our engagement.

If and whenever a statement herein is qualified by "known to us," "we are not aware," "to our knowledge," or similar phrase, it is intended to indicate that, during the course of our representation, as applicable, of the Company, Hoover or the Stockholders, no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of those attorneys in this firm who have rendered legal services in connection with the Agreement, the Transaction Documents or this opinion letter. However, other than the examination described above in the third paragraph of this letter, we have not undertaken any independent investigation to determine the accuracy of such statement, and any limited inquiry undertaken by us during the preparation of this opinion should not be regarded as such an investigation; no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation, as applicable, of the Company, Hoover or the Stockholders.

The opinions expressed herein are subject, without investigation, to the following assumptions:

    Each of the Transaction Documents is a valid, binding, and enforceable obligation of the respective parties thereto (other than the Company, Hoover or each of the Stockholders, as applicable).
    Other than the Company, Hoover and Stockholders, no party to the transaction contemplated by the Transaction Documents, or any document or oral agreement relating thereto, is subject to any statute, rule, or regulation, or to any impediment to which contracting parties are generally not subject, that requires the Company, Hoover, either of the Stockholders or such party to obtain the consent of, or to make a declaration or filing with, any governmental authority.
    There is no action, suit or proceeding affecting the Company, the Stockholders or Hoover which questions the legality or propriety of the transactions contemplated by the Transaction Documents, and we have no actual knowledge that any such action, suit or proceeding exists.
    The Transaction Documents are timely delivered by Hoover, the Company or the Stockholders, as applicable, Seller as required by the terms of such Transaction Documents.
    All of the conditions set forth in the Transaction Documents will be satisfied or waived and any required approvals or consents with respect to the Transaction Documents have been obtained.
    All terms, provisions, and conditions of, or relating to, the transactions contemplated by the Transaction Documents are correctly and completely reflected in the Transaction Documents, as applicable.

The opinions expressed herein are subject to the following qualifications:

      Our opinions in paragraph 1 below as to the qualification and good standing of the Company is based solely upon copies of certificates from public officials described above regarding the qualification and good standing of the Company in the jurisdiction in which it was formed.
      Our opinion in paragraph 2 and in clause (i) of paragraph 9 below are based solely upon copies of the Trust Documents delivered to us by the Stockholders and referenced in paragraph 5 above.
      We express no opinion, and expressly disclaim any representation, regarding the effect of bankruptcy, insolvency, reorganization, moratorium, liquidation, receivership, assignment for the benefit of creditors, fraudulent transfer, marshaling and other laws relating to or affecting the rights and remedies of creditors generally or relating to equitable principles of general application, including but not limited to those matters expressly set forth herein.
      We express no opinion with respect to compliance with local or municipal law, antitrust, environmental, land use, securities or labor and employment laws or regulations, nor compliance by Hoover - individually or in her capacity as an officer or director of the Company, or as trustee of the Stockholders, as applicable - with her fiduciary duties.
      Our opinions below are limited to the extent that the performance and enforceability of any agreement by or against any party may be subject to: (i) the availability of the remedy of specific performance or of injunctive relief or of any other equitable remedy; (ii) the application by a court of the general principles of equity; and (iii) as to the enforceability against Hoover or the Stockholders of the indemnification provisions of the Agreement, principles of public policy.
      We express no opinion, and expressly disclaim any representation, regarding the conclusive effect of certain statements, acknowledgments or recitals contained in the Agreement or any of the Transaction Documents.
      We express no opinion as to the effect or enforceability as to any provision involving consent to or establishment of jurisdiction and/or venue, choice of law or stipulations with respect thereto or dispute resolution procedures.
      We express no opinion, and none should be inferred, as to compliance by the Buyer with any state or federal law or regulation that may, because of the nature of its business, be applicable to the Transaction Documents.
      Our opinions below are limited to the matters expressly set forth in this letter, and no opinion is to be implied or may be inferred beyond the matters expressly so stated.
      We disclaim any obligation to update this opinion for events occurring after the date of this opinion.
      For purposes of our opinion in paragraph 8, we have considered only those laws and regulations that in our experience are normally applicable to transactions of the type contemplated in the Transaction Documents, and our opinions do not extend to licenses, permits and approvals necessary for the conduct of the business of the Company. Without limiting the previous sentence, we express no opinion with respect to: (i) the effect of any land use, safety, hazardous material, environmental or similar law, or any local or regional law, or any consents, approvals, authorizations or other actions by or any filing with any city, county, or other municipality or local governmental authority; (ii) the effect of or compliance with any state or federal laws or regulations applicable to the transactions contemplated by the Transaction Documents because of the nature of the business of any party thereto other than the Company, the Stockholders or Hoover; (iii) any antitrust, antifraud, patent, copyright, trademark or other intellectual property matter; or (iv) Section 721 (as amended by Section 5021 of the Omnibus Trade and Competitiveness Act of 1988, the so-called "Exon-Florio" provision) of the Defense Production Act of 1950 and the regulations thereunder.
      Our opinions below are limited to the effect of the federal laws of the United States and the state laws of the State of California; accordingly, we express no opinion as to the applicability of the laws of any other jurisdiction, or the effect thereof, on the transactions contemplated by the Transaction Documents, and we express no opinion regarding the statutes, administrative decisions, rules or regulations of any county, municipality, subdivision or local authority of any jurisdiction.
      We express no opinion, and none should be inferred, as to (i) compliance by the Company with any state or federal law or regulation that may, because of the nature of its business, be applicable to the Agreement or to the Transaction Documents to which the Company is a party; (ii) federal or state income tax, franchise or other laws, rules or regulations relating to taxation; (iii) federal or state securities laws; (iv) antitrust laws; (v) the accuracy of any matter of fact or law set forth in the Agreement or any of the Transaction Documents, except to the extent that any such matter is also set forth as part of our opinion below; or (vi) any documents or the effect thereof other than the Agreement or the Transaction Documents.
      Except for the opinions expressly provided in the numbered paragraphs below, we express no opinion regarding any specific representation or warranty of the Company, Hoover or the Stockholders, as applicable, in the Agreement or any of the Transaction Documents.

Based upon and subject to the foregoing, we are of the opinion that, under the laws of California now in effect:

        The Company is duly incorporated and validly existing under the laws of the State of California, with the requisite corporate power and corporate authority to execute and deliver the Transaction Documents to which it is a party and to perform its obligations thereunder.
        Each Stockholder that is a trust has been duly created and is validly existing under the laws of the State of California and each such trust possesses full power and authority to carry out the transactions contemplated by the Transaction Documents to which it is a party.
        Each of the Transaction Documents to which the Company is a party has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company.
        Each of the Transaction Documents to which a Stockholder is a party has been duly authorized by all necessary trustee action on the part of the applicable trust Stockholder and has been duly executed and delivered by the Trustee of the applicable trust Stockholder.
        Each of the Transaction Documents to which the Company is a party is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.
        Each of the Transaction Documents to which a Stockholder that is a trust is a party is a legal, valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms.
        Immediately prior to the Closing, the authorized stock of the Company consists of one million (1,000,000) shares of common stock, no par value, of which one thousand (1,000) shares (the "Common Stock") are issued and outstanding, which shares are held beneficially and of record by the Stockholders in the amounts set forth in Schedule 3.3 to the Agreement. The Common Stock has been validly issued, fully paid and non-assessable. We have not represented the Company with respect to any outstanding options, warrants or other securities or rights exercisable for or convertible into any securities of the Company nor have we, during the course of our representation of the Company, become aware of any such outstanding options, warrants or other securities or rights exercisable for or convertible into any securities of the Company.
        The execution and delivery of the applicable Transaction Documents and the performance by the Company of its obligations thereunder do not (i) violate the articles of incorporation or bylaws of the Company, or (ii) violate any federal or California laws or regulations applicable to the Company that in our experience is typically applicable to companies engaged in the same line of business as the Company, or (iii) result in a violation of any court order or court decree known to us.
        The execution and delivery of the applicable Transaction Documents and the performance by a Stockholder of its obligations thereunder do not (i) violate the trust instrument of such Stockholder, (ii) violate any federal or California laws or regulations applicable to such Stockholder that in our experience is typically applicable to irrevocable trust's holding shares of privately held stock, or (iii) result in a violation of any court order or decree known to us.
        Except as disclosed in the Company Disclosure Schedule, we are not representing the Company in any lawsuit or other proceeding by or against the Company or its properties before any court, arbitrator or governmental agency or authority.

This opinion is rendered for the benefit of the addressee in connection with the transactions described in the Agreement and the other Transaction Documents and it may be relied upon by you only in connection therewith. Without our prior written consent, this opinion letter may not be: (i) relied upon by any other person or entity or for any other purpose; (ii) quoted in whole or in part or otherwise referred to in any report or document; or (iii) furnished (the original or copies thereof) to any person or entity except in connection with the enforcement of the Agreement or the other Transaction Documents.

Respectfully,

________________________________ GARY T. MOYER, for Ferris & Britton, A Professional Corporation

EXHIBIT D

October 6, 2008

Sandy L. Hoover, individually, and as trustee of
each of the Exemption Trust, a sub-trust of the
Robert T. Stewart Separate Property Trust dated
March 17, 2003 and of the Sandy L. Hoover
Trust, a sub-trust of the Robert T. Stewart
Separate Property Trust dated March 17, 2003
1723 Hacienda Place
El Cajon, CA 92020

Re: Agreement and Plan of Merger

We have acted as counsel to inTEST Corporation, a Delaware corporation (the "Parent") and Sigma Acquisition, Inc., a Delaware corporation (the "Merger Sub"), with regard to that certain Agreement and Plan of Merger dated as of October 6, 2008 (the "Merger Agreement") by and among the Parent, the Merger Sub, Sigma Systems Corp., a California corporation (the "Company"), the stockholders of the Company, and Sandy L. Hoover, pursuant to which, among other things, the Company would merge with and into the Merger Sub (such transaction, the "Merger"). This opinion is being rendered pursuant to Section 5.2(g) of the Merger Agreement. All capitalized terms used and not defined herein will have the meanings ascribed to them in the Merger Agreement.

In connection with this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of: (i) the certificate of incorporation of the Parent (the "Certificate of Incorporation"); (ii) the by-laws of the Parent (the "By-Laws"); (iii) the certificate of incorporation of the Merger Sub; (iv) the by-laws of the Merger Sub; (v) the Merger Agreement; (vi) the Escrow Agreement; (vii) such advices, certificates and other documents of public officials, officers and representatives of the Parent, the Merger Sub and others as we deemed relevant or appropriate as a basis for the opinions set forth herein, and (viii) such other agreements, documents and records as we deemed relevant or appropriate as a basis for the opinions set forth herein. The documents listed as included in items (v) and (vi) above are referred to herein as the "Transaction Documents."

We express no opinion concerning the laws of any jurisdiction other than the federal law of the United States and the laws of the state of Delaware, in each case in effect as of the date hereof, and exclusive of the conflict of laws provisions thereof and we express no opinion on the state securities or "Blue Sky" laws of any state. Our opinion is also limited to a consideration of judicial decisions that are published in recognized legal authorities or readily available in electronic databases.

Our opinion is specifically subject to the following assumptions and exceptions:

        a)    To the extent that we have relied upon original documents or copies thereof, we have, with your permission, assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies. As to questions of fact material to this opinion, we have, with your permission, relied without investigation upon the accuracy of the representations and warranties made by the Parent and the Merger Sub in the Merger Agreement and in the other Transaction Documents, corporate records, the certificates and other documents of officers and representatives of the Parent and the Merger Sub and upon statements made to us in discussions with the management of the Parent.

        b)    For the purposes of the opinions set forth in paragraph 1 below as to the valid existence and good standing of the Parent, we have, with your permission, relied solely upon a certificate of good standing of the Parent dated September 30, 2008 issued by the Secretary of State of the State of Delaware.

        c)    For the purposes of the opinions set forth in paragraph 2 below as to the valid existence and good standing of the Merger Sub, we have, with your permission, relied solely upon a certificate of good standing of the Merger Sub dated September 30, 2008 issued by the Secretary of State of the State of Delaware.

        d)    We have assumed, without verification, the requisite power (corporate or otherwise) of all parties (other than the Parent and the Merger Sub) and the due authorization, execution, and delivery of all of the relevant documents by the parties thereto (other than the Parent and the Merger Sub), and the legal capacity of all natural persons executing and delivering any such documents and that all of the relevant documents constitute legal, valid and binding obligations of each such party (other than the Parent and the Merger Sub), enforceable against such other party in accordance with their objective terms.

        e)    Our opinion is subject to and the enforceability of the Transaction Documents may be limited or affected by (a) the effect of applicable bankruptcy, insolvency, reorganization, moratorium, assignment for the benefit of creditors, liquidation, rearrangement, probate, conservatorship, fraudulent transfer, fraudulent conveyance and other similar laws (including court decisions) now or hereafter in effect and affecting the rights and remedies of creditors generally or providing for the relief of debtors, (b) the refusal of a particular court to grant (i) equitable remedies, including, without limiting the generality of the foregoing, specific performance, injunctive relief, waiver, laches, and estoppel, or (ii) a particular remedy sought under a Transaction Document as opposed to another remedy provided for therein or another remedy available at law or in equity, (c) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including, without limitation, principles of good faith, fair dealing and reasonableness, and (d) judicial discretion.

        f)    For purposes of our opinion in paragraph 6, we have considered only those laws and regulations that in our experience are normally applicable to transactions of the type contemplated in the Transaction Documents, and our opinions do not extend to licenses, permits and approvals necessary for the conduct of business by the Parent or the Merger Sub. Without limiting the previous sentence, we express no opinion with respect to (i) the effect of any land use, safety, hazardous material, environmental or similar law, or any local or regional law, or any consents, approvals, authorizations or other actions by or any filing with any city, county, or other municipality or local governmental authority or (ii) the effect of or compliance with any state or federal laws or regulations applicable to the transactions contemplated by the Transaction Documents because of the nature of the business of any party thereto other than the Parent or the Merger Sub, or (iii) any antitrust, antifraud, patent, copyright, trademark or other intellectual property matter, or (iv) Section 721 (as amended by Section 5021 of the Omnibus Trade and Competitiveness Act of 1988, the so-called "Exon-Florio" provision) of the Defense Production Act of 1950 and the regulations thereunder.

        g)    In basing the opinions and other matters set forth herein on "our knowledge" or on facts "known to us," the words "our knowledge" or "known to us" shall mean the actual conscious awareness of facts or other information by members of the Primary Lawyer Group. The term "Primary Lawyer Group" shall mean (i) any lawyer in our firm who has had involvement in the specific transactions contemplated in the Transaction Documents or preparing this opinion or who regularly counsels the Parent with respect to corporate or transactional matters, and (ii) solely as to information relevant to a particular opinion issue or confirmation regarding a particular factual matter, any lawyer in our firm who has been primarily responsible for providing the response concerning that particular opinion issue or confirmation and without any special or additional investigation undertaken for the purposes of this opinion.

        h)    We have assumed that the terms and conditions of the transactions contemplated by the Transaction Documents have not been amended, modified or supplemented, directly or indirectly, by any other agreement or understanding of the parties or the waiver of any of the material provisions of the Transaction Documents.

        i)    Without limiting the generality of the preceding assumptions, qualifications and limitations, we express no opinion regarding the enforceability of the following:

                i.    waivers and releases of the benefit of procedural or substantive rights or defenses, including, without limitation the right to a jury trial;

                ii.    provisions requiring the Parent or the Merger Sub to indemnify any person or exculpating any such person from liability for its actions or inaction to the extent such indemnification or exculpation is contrary to public policy or law;

                iii.   provisions requiring that all waivers under, or modifications of, the Transaction Documents be in writing;

                iv.   provisions involving consent to or establishment of jurisdiction or venue, or relating to choice of law or choice of venue;

                v.    provisions for the concurrent or cumulative exercise of remedies which would have the effect of compensating you for an amount in excess of your actual loss; or

                vi.   provisions obligating a party to pay attorneys’ fees or other costs of collection in excess of what a court deems reasonable.

        k)    The enforceability of the Transaction Documents may be limited to the extent that remedies are sought for a breach that a court concludes is immaterial or does not adversely affect the Stockholders.

Based upon the foregoing, we are of the opinion that:

        1.    The Parent is a corporation validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to execute and deliver the Transaction Documents to which it is a party and to perform its obligations thereunder.

        2.    The Merger Sub is a corporation validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to execute and deliver the Transaction Documents to which it is a party and to perform its obligations thereunder.

        3.    Each of the Transaction Documents, as of the time of their respective execution and delivery, to which the Parent and the Merger Sub, respectively, are parties has been duly authorized, executed and delivered by the Parent and the Merger Sub, as applicable.

        4.    Each of the Transaction Documents to which the Parent or the Merger Sub is a party is a legal, valid and binding obligation of the Parent or the Merger Sub, as applicable, enforceable, against the Parent and the Merger Sub, as applicable, in accordance with its terms.

        5.    The authorized capital stock of the Parent consists of 25,000,000 shares of common stock, par value $0.01 per share ("Common Stock") and 5,000,000 shares of preferred stock, par value $0.01 per share. As of the date hereof, to our knowledge, the authorized and issued capital stock of Parent consisted of 9,527,206 shares of Common Stock, which does not include 139,299 treasury shares, and no shares of preferred stock. The shares of Common Stock to be issued in the Merger have been duly authorized by the Parent and, when issued in the Merger by the Parent, and delivered by the Parent in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and nonassessable.

        6.    The execution, delivery and performance of the Transaction Documents by the Parent, and the consummation by the Parent of the transactions contemplated thereby, do not and will not: (i) result in a violation of the Certificate of Incorporation or By-Laws of the Parent; (ii) result in a violation of any current federal law or state law of the State of Delaware which in our experience is applicable both to general business corporations that are not engaged in regulated business activities and to transactions of the type contemplated by the Transaction Documents; or (iii) result in a violation of any court order or decree known to us. The execution, delivery and performance of the Transaction Documents by the Merger Sub, and the consummation by the Merger Sub of the transactions contemplated thereby, do not and will not: (i) result in a violation of the Certificate of Incorporation or By-Laws of the Merger Sub; (ii) result in a violation of any federal law or state law of the State of Delaware which in our experience is applicable both to general business corporations that are not engaged in regulated business activities and to transactions of the type contemplated by the Transaction Documents; or (iii) result in a violation of any court order or decree known to us.

        7.    To our knowledge, there are no pending lawsuits or other proceedings against the Parent or its properties before any court, arbitrator or governmental agency or authority that challenge the legality, validity or enforceability of the Transaction Documents.

The opinions set forth in this letter:

                    (1)    are limited to those matters which are expressly set forth in this letter, and no opinion may be inferred or implied beyond the matters expressly set forth in this letter;

                    (2)    must be read in conjunction with the assumptions, qualifications, limitations, exceptions and restrictions set forth in this letter; and

                    (3)    are rendered as of the date of this letter, and we assume no obligation to update or supplement this opinion at any time or for any reason, including, without limitation, any changes in applicable law or changes of any facts or circumstances of which we become aware or which hereafter may be brought to our attention.

This opinion letter may be relied upon only by the Company, the Stockholders and Hoover in connection with the execution and delivery of the Transaction Documents and the transactions contemplated thereby. The Company, the Stockholders and Hoover may not rely upon this opinion letter for any other purpose, and no other person or entity may rely upon this opinion letter for any purpose without our prior written consent. This opinion letter may not be referred to, or described, furnished or quoted to, any other person, firm or entity, without in each instance our prior written consent.

Very truly yours,

EXHIBIT E

ESCROW AGREEMENT

ESCROW AGREEMENT, dated as of October ____, 2008 (this "Agreement"), by and among inTEST Corporation ("Parent"), the stockholders ("Stockholders") of Sigma Systems Corp. (the "Company"), Sandy L. Hoover, as representative of the Stockholders (the "Stockholders’ Representative") (collectively, the foregoing are the "Transaction Parties"), and JP Morgan Chase N.A. ("Escrow Agent").

Recitals

        A.    The Transaction Parties have entered into an Agreement and Plan of Merger (the "Underlying Agreement"), dated as of October ___, 2008, pursuant to which the Company is merging with and into, and thereby becoming, a wholly-owned subsidiary of Parent, and the Stockholders are receiving, in exchange for their shares of capital stock of the Company, certain consideration consisting, in part, in the form of shares of Parent’s common stock, par value $0.01 per share (the "Parent Stock") (such transaction, the "Transaction"). The Underlying Agreement provides that Parent shall deposit certain shares of Parent’s common stock, par value $0.01 per share, into a segregated escrow account to be held by Escrow Agent to be available to fund indemnity obligations of the Seller Indemnifying Persons (as defined in the Underlying Agreement) and, to the extent not so used, to be disbursed to the Stockholders.

        B.    Escrow Agent is willing to serve as agent on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which are the hereby acknowledged, the parties hereto agree as follows:

                1.    Definitions: The following terms shall have the following meanings when used herein:

                       (a)    "Claim Notice" shall mean a written notification which contains (i) a statement in reasonable detail that a Parent Indemnified Person has incurred Losses (as defined in the Underlying Agreement) or anticipates that it will incur Losses for which such Parent Indemnified Person is entitled to indemnification pursuant to the Underlying Agreement; (ii) the amount of such Losses, if known, or, if not known, an estimate of the foreseeable maximum amount of such Losses; (iii) if the Losses relate to a Third Party Claim (as defined in the Underlying Agreement), a description of the basis for such Third Party Claim; (iv) a statement that the Indemnitee is entitled to indemnification under the Underlying Agreement for such Losses, and (v) a demand for payment in a stated amount. In any case, a Claim Notice shall conform to the requirements of the Underlying Agreement.

                       (b)    "Claim Response" shall mean a written response in which the Stockholders’ Representative shall do one of the following: (i) agree that the Parent Indemnified Person is entitled to receive all of the Claim Amount; (ii) agree that the Parent Indemnified Person is entitled to receive the amount agreed upon by the parties; or (iii) state that neither the preceding item (i) or item (ii) apply and state the amount of the Claim Amount, if any, that Stockholders’ Representative agrees that the Parent Indemnified Person is entitled to receive, in which case, solely for purposes of determining the amount to be distributed from the Account, Stockholders’ Representative shall be considered to dispute that the Parent Indemnified Person is entitled to receive the balance of the Claim Amount.

                       (c)    "Closing Date" means the date of this Agreement.

                       (d)    "Escrow Shares" shall mean the shares of common stock of Parent deposited by Parent with Escrow Agent as set forth on Schedule A hereto pursuant to Section 3 of this Agreement (such shares, the "Initial Escrow Shares"), together with any other stock dividends or other assets that may from time to time become included in the Escrow Shares.

                       (e)    "Escrow Period" shall mean the period beginning on the date of this Agreement and ending on the eighteen-month anniversary of the Closing Date.

                       (f)    "Estimated Claim Amount" shall mean the amount designated by the Parent Representative to be the amount of any Claim for which a Claim Notice has been delivered.

                       (g)    "Joint Written Direction" shall mean a written direction executed by the Representatives and directing Escrow Agent to disburse all or a portion of the Escrow Shares or to take or refrain from taking an action pursuant to this Escrow Agreement. If the Joint Written Direction directs the Escrow Agent to disburse some, but less than all, of the Escrow Shares, then the Joint Written Direction shall specify the number or amount of Escrow Shares to be so disbursed.

                       (h)    "Representatives" shall mean Parent and the Stockholders’ Representative.

                2.    Interpretation .. The descriptive headings of the several Sections and subsections of the Agreement are inserted for convenience only and shall not be a part of the Agreement for purposes of interpretation or otherwise. Section and subsection references contained herein are references to Sections and subsections of this Agreement unless otherwise specified. Terms such as "herein," "hereunder" and "hereof" refer to this Agreement as a whole and not to any specific section or subsection. With respect to all terms in this Agreement, the singular includes the plural and the plural the singular, and words importing any gender include the other genders. Parent and Stockholders’ Representative may be referred to herein as a "Party" or the "Parties." Capitalized terms not defined herein are as defined in the Underlying Agreement.

                3.    Appointment; The Account.

                       (a)    The Transaction Parties hereby appoint Escrow Agent as their agent, to maintain the Account (as defined below), to receive, hold and disburse the Escrow Shares (as defined below) and to perform the other duties expressly set forth herein, and Escrow Agent hereby accepts such appointment on the terms and conditions set forth in this Agreement. Escrow Agent shall account for the Escrow Shares separately from its funds and the funds of other customers. Escrow Agent shall have the sole power of withdrawal from the Account.

                       (b)    On or prior to the date of this Agreement, Escrow Agent has established on its books a segregated account entitled "Sigma Systems Corp. Escrow Account" (the "Account"). As of the date of this Agreement, Parent has delivered to Escrow Agent for credit to the Account the Initial Escrow Shares. The Account shall bear the taxpayer identification number of Parent, and any earnings, dividends or interest credited to the Account will be reported to Parent and added to the Escrow Shares. The Parties agree that all income earned from the investment of the Escrow Shares shall be treated and reported for all tax purposes as the Stockholders’ income.

                       (c)    During the term of this Agreement, any cash in the Account shall be invested, at the written instruction of Parent and as shall be acceptable to the Escrow Agent in (i) obligations issued or guaranteed by the United States of America or any agency or instrumentality thereof, (ii) obligations (including certificates of deposit and bankers’ acceptances) of domestic commercial banks which at the date of their last public reporting had total assets in excess of $500,000,000, (iii) commercial paper rated at least A-1 or P-1 or, if not rated, issued by companies having outstanding debt rated at least AA or Aa and (iv) money market mutual funds invested exclusively in some or all of the securities described in the foregoing clauses (i), (ii) and (iii). The Parent acknowledges receipt of a prospectus for money market fund. The Escrow Agent is hereby authorized to execute purchases and sales of investments through the facilities of its own trading or capital markets operations or those of any affiliated entity. The Escrow Agent or any of its affiliates may receive compensation with respect to any investment directed hereunder including without limitation charging an agency fee in connection with each transaction. The Parties recognize and agree that the Escrow Agent will not provide supervision, recommendations or advice relating to either the investment of moneys held in the Fund or the purchase, sale, retention or other disposition of any investment described herein. The Escrow Agent shall not have any liability for any loss sustained as a result of any investment in an investment made pursuant to the terms of this Escrow Agreement or as a result of any liquidation of any investment prior to its maturity or for the failure of the Parties to give the Escrow Agent instructions to invest or reinvest the Escrow Fund. The Escrow Agent shall have the right to liquidate any investments held in order to provide funds necessary to make required payments to Escrow Agent under this Escrow Agreement.

                       (d)    The Escrow Agent has no tax reporting duties with this Agreement, unless dividends are paid with respect to the Escrow Shares. The Parties represent to the Escrow Agent that the transaction memorialized in the Underlying Agreement does not constitute an installment sale requiring any tax reporting or withholding of imputed interest or original issue discount to the IRS or other taxing authority.

                       (e)    The Transaction Parties have provided the Escrow Agent with their respective fully executed Internal Revenue Service ("IRS") Form W-8, W-9 or other required documentation. The Transaction Parties each represent that its respective TIN assigned by the IRS is set forth on the delivered documentation.

                4.    Disbursement Procedures.

                       (a)    Other than any disbursements made pursuant to Section 5 below, Escrow Agent shall disburse the Escrow Shares at any time and from time to time, upon receipt of, and in accordance with, either a Joint Written Direction or a certified copy of a judgment of a court of competent jurisdiction by which any Claim (or part thereof) has been adjudicated or awarded that is either: (A) final, and is accompanied by the opinion of counsel that the judgment or order is final and non-appealable, or (B) has been declared enforceable notwithstanding any appeal. Such Joint Written Direction shall contain instructions for the Escrow Shares to be delivered.

                       (b)    On the fifth business day following the end of the Escrow Period, Escrow Agent shall: (i) subject to Section 4(c) below, retain the full Estimated Claim Amount of all claims for which Escrow Agent has, prior to the end of the Escrow Period, received a Claim Notice, if any, and which have not been resolved at such time; and (ii) distribute, as promptly as practicable, the balance of the Escrow Shares, in kind, along with any cash, cash equivalents or other assets in the Account to the Stockholders in the manner described on Schedule A, without any further instruction or direction from the Representatives.

                       (c)    If upon the expiration of the Escrow Period, Escrow Agent has retained any Escrow Shares with respect to Estimated Claim Amounts pursuant to this Section 4, then the Escrow Agent may, in its sole discretion, either (i) retain all such remaining Escrow Shares, to be held in accordance with the provisions of this Escrow Agreement, until receipt by Escrow Agent of a Joint Written Direction with respect to the disposition of such Escrow Shares, or other final disposition of such funds pursuant to the terms and conditions hereof, or (ii) deliver all remaining Escrow Shares to a court of competent jurisdiction in the manner described in Section 6 below.

                       (d)    To the extent that the Escrow Shares consist of certificated shares of Parent’s capital stock and there occurs any disbursement of some, but less than all, of the Escrow Shares, then such disbursement shall be effected as follows: Escrow Agent shall deliver to Parent’s transfer agent the share certificate(s) representing the Escrow Shares, and Parent’s transfer agent shall deliver to Escrow Agent replacement share certificates reflecting the appropriate record ownership of such shares that upon such disbursement are to be disbursed to the Stockholders or retained in the Account.

                       (e)    Escrow Agent will furnish quarterly statements to Parent and Stockholders’ Representative setting forth the activity in the Account.

                5.    Indemnification Claims.

                       (a)    The Parent Representative shall deliver each Claim Notice to the Stockholders’ Representative and Escrow Agent, such delivery to be in accordance with the notice provisions of this Escrow Agreement.

                       (b)    Upon receipt of any Claim Notice prior to the end of the Escrow Period, Escrow Agent shall promptly make entries or notations in the account records relating to the Escrow Shares, indicating that Escrow Shares in an amount to satisfy the Estimated Claim Amount are reserved to satisfy such Claim, and identifying the date and number of such Claim Notice. Escrow Agent may ignore any Claim Notice received after the expiration of the Escrow Period.

                       (c)    Within thirty (30) days of receipt by the Stockholders’ Representative of any Claim Notice, the Stockholders’ Representative shall deliver a Claim Response to the Indemnitee Representative and Escrow Agent, such delivery to be in accordance with the notice provisions of this Escrow Agreement.

                       (d)    Upon the failure of Stockholders’ Representative to submit a timely Claim Response or the submission of a Claim Response which does not dispute the Claim or Claim Notice, the Escrow Agent shall disburse the amount or number of Escrow Shares equal to the Claim Amount to the applicable Parent Indemnified Person within five business days. Escrow Agent shall have no responsibility to determine whether any Claim Notice or Claim Response has been received by Parent or Stockholders’ Representative, as applicable, or to provide any Claim Notice or Claim Response to Indemnitor or Indemnitee.

                       (e)    The parties acknowledge and agree that in accordance with the Underlying Agreement, to the extent that Losses are satisfied by the release of Escrow Shares, each share of common stock of Parent shall be valued at a price of Two Dollars Eighteen Cents ($2.18) per share, as adjusted for stock splits, stock dividends and similar events.

                6.    Suspension of Performance; Disbursement Into Court. If, at any time, (i) there shall exist any dispute between the Representatives with respect to the holding or disposition of any portion of the Escrow Shares or any other obligations of Escrow Agent hereunder, (ii) Escrow Agent is unable to determine, to Escrow Agent’s sole satisfaction, the proper disposition of any portion of the Escrow Shares or Escrow Agent’s proper actions with respect to its obligations hereunder, or (iii) the Representatives have not within thirty (30) days of the furnishing by Escrow Agent of a notice of resignation pursuant to Section 9 hereof, appointed a successor Escrow Agent to act hereunder, then Escrow Agent may, in its sole discretion, take either or both of the following actions:

                       (a)    suspend the performance of any of its obligations under this Escrow Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of Escrow Agent or until a successor Escrow Agent shall have been appointed (as the case may be).

                       (b)    petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in any venue convenient to Escrow Agent, for instructions with respect to such dispute or uncertainty, and to the extent required or permitted by law or such court, deliver into such court, for holding and disposition in accordance with the instructions of such court, all Escrow Shares, after payment to Escrow Agent of all fees and expenses (including court costs and attorneys’ fees) payable to, incurred by, or expected to be incurred by Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder.

Escrow Agent shall have no liability to the parties or any other person with respect to any suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of the Escrow Shares or any delay in or with respect to any other action required or requested of Escrow Agent.

                7.    Voting of Escrow Shares .. The Stockholders’ Representative shall have the right, in its sole discretion, on behalf of the Stockholders, to direct the Escrow Agent in writing as to the exercise of any voting rights pertaining to the Escrow Shares, and the Escrow Agent shall comply with any such written instructions. In the absence of such written instructions, the Escrow Agent shall not vote any of the Escrow Shares. The Escrow Agent shall forward, as soon as reasonably practicable, the proxy statement, annual report and any other stockholder mailing materials that it receives from the Parent, or Exchange Agent, to the Stockholders’ Representative. The Stockholders’ Representative shall have no obligation to solicit consents or proxies from the Stockholders for purposes of any such vote.

                8.    Duties; Liabilities and Indemnification.

                       (a)    Escrow Agent shall have only those duties and responsibilities as expressly set forth herein, and no other duty, obligation or covenant shall be implied or enforceable against Escrow Agent by any person.

                       (b)    Without limiting the effect of Section 8(a) hereof, Escrow Agent shall have no obligation or liability to any party hereto (or any person claiming through any of them): (i) to review, examine, enforce, administer or take notice of any agreement, instrument or document other than this Agreement; (ii) to determine whether any conditions precedent to a disbursement of Escrow Shares, other than as set forth in Section 10, have been or will be satisfied or otherwise to investigate any notice received by Escrow Agent hereunder; (iii) to evaluate or determine the validity or legality of any action or omission by any other person; (iv) to make any payment to Stockholders or Parent from any source other than the Account; (v) to communicate with any person other than as expressly provided for in this Agreement; (vi) for any action or omission of Escrow Agent taken or made upon the oral or written, joint instructions of Stockholders and Parent; (vii) for any action or omission of any third party, including Stockholders, Parent or any federal or state bank regulator; (viii) for any other action or omission of, or for errors in judgment by, Escrow Agent under or in connection with this Agreement taken or made in good faith and without gross negligence or willful misconduct; and (ix) for incidental, consequential, indirect or punitive damages in any event.

                       (c)    Escrow Agent may execute any of its powers and perform any of its duties hereunder by or through attorneys, agents, receivers or employees. Escrow Agent is entitled to advice of counsel concerning all matters hereunder, and may act on the opinion or advice of counsel or accountants. Escrow Agent is not responsible for any loss or damage resulting from any action or non-action taken or made in good faith in reliance on any such opinion or advice.

                       (d)    Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

                       (e)    Stockholders and Parent will, jointly and severally, indemnify and hold Escrow Agent and each of its officers, directors, employees and affiliates ("Indemnified Parties") harmless from and against any and all claims, suits, liabilities, costs, damages and expenses (including reasonable attorneys’ fees and expenses) suffered or incurred by an Indemnified Party and arising out of or relating to this Agreement, except any such claims, suits, liabilities, cost, damages or expenses suffered or incurred by any Indemnified Parties as direct result of the Indemnified Party’s: (i) own gross negligence or willful misconduct in the discharge of its obligations under this Agreement, or (ii) following written instructions or directions, whether joint or singular, from Stockholders’ Representative or Parent unless Escrow Agent would be violating this Agreement by following such written instructions or directions.

                9.     Term; Termination.

                       (a)    This Agreement shall terminate on the first to occur of: (i) the date as of which all Escrow Shares in the Account have been disbursed in accordance with this Agreement, or (ii) the date that is five business days after the date on which Parent and Stockholders’ Representative give joint written notice to Escrow Agent that this Agreement shall terminate. Any shares or funds remaining in the Account upon termination or expiration of this Agreement shall be remitted to the Stockholders’ Representative.

                       (b)    Escrow Agent may resign as escrow agent hereunder upon thirty (30) days’ prior written notice to Parent and Stockholders’ Representative. On or prior to the effective date of any such resignation, and provided that all fees and expenses due and payable hereunder have been paid, Escrow Agent shall transfer the Escrow Shares to a party mutually agreed upon by the parties to hold in trust for the benefit of the Stockholders and Parent and Escrow Agent shall automatically cease to be the escrow agent under this Agreement.

                       (c)    The provisions of Sections 4 and 8 shall survive any termination of this Agreement or the resignation, replacement or removal of the Escrow Agent.

                10.   Fees and Expenses of Escrow Agent.

                       (a)    Except as expressly provided herein, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby. Parent shall be responsible for, and shall pay to Escrow Agent on demand, its fees in connection with the services rendered by Escrow Agent hereunder, which shall be as set forth on Schedule A. In addition, Parent will reimburse Escrow Agent for all reasonable other out-of-pocket expenses (including without limitation, overnight delivery charges, and reasonable attorneys’ fees (which may include the allocated cost of internal counsel to Escrow Agent)) paid or incurred by it in the performance of its duties under this Agreement. If the fees and expenses due to Escrow Agent hereunder are not paid on demand, then Parent and Stockholders irrevocably authorize Escrow Agent to deduct its fees and expenses from the Escrow Shares without any further notice or demand to any person.

                       (b)    In the event that federal, state or local laws and regulations impose new or additional duties on Escrow Agent in the conduct of its business as an escrow agent, including under this Agreement, then Escrow Agent may increase its fees and expense reimbursement rates under this Agreement upon at least thirty (30) days’ prior written notice to the Parties.

                11.   Appointment of Representative . By executing and delivering this Agreement, each Stockholder, for itself and its heirs, executors, legal representatives, successors and assigns, irrevocably constitutes and appoints the Stockholders’ Representative as its true and lawful agent and attorney-in-fact with full power of substitution to act in its name, place and stead with respect to all matters contemplated by the terms and provisions of this Escrow Agreement, including the giving and receipt of any notices required hereunder, and to act on behalf of such Stockholder in any dispute, litigation or arbitration involving matters related to the subject matter of this Agreement, and to take all actions on behalf of such Stockholder in connection therewith. The appointment of the Stockholders’ Representative shall be deemed coupled with an interest and shall be irrevocable, and Parent, Escrow Agent and any other person or entity may conclusively and absolutely rely, without inquiry, upon any action of the Stockholders’ Representative on behalf of each and every Stockholder in all matters in which it has been granted authority, and all such actions shall be conclusive and binding upon each Stockholder. The Stockholders’ Representative may resign from its capacity as such at any time by written notice delivered to Parent and the Escrow Agent and shall be deemed to have resigned upon death. If there is a vacancy at any time in the position of Stockholders’ Representative, such vacancy shall be filled by the written authorization of the Stockholders (provided that so long as the Stockholders are trusts, only a trustee of such a trust may be the Stockholders’ Representative).

                12.   Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, by facsimile (receipt acknowledged), recognized overnight courier (receipt acknowledged) or by certified mail return receipt confirmed, addressed as follows: If to the Parent:

inTEST Corporation
7 Esterbrook Lane
Cherry Hill NJ 08003
Fax No.: (856) 751-1222
Attention: Hugh T. Regan Jr.

With a copy to:

Saul Ewing LLP
1500 Market Street, 38th Floor
Philadelphia, PA 19102
Fax No.: 215-972-4151
Attention: Dennis J. Brennan, Esq.

If to a Stockholder or the Stockholders’ Representative:

1723 Hacienda Place
El Cajon, CA 92020
Attn: Sandy L. Hoover

with a copy to:

Ferris & Britton, P.C.
401 W. A Street # 1600
San Diego, CA 92101
Fax No.: (619) 232-9316
Attention: Gary Moyer, Esq.

If to Escrow Agent:

JP Morgan Chase N.A.
World Wide Securities Services
4 New York Plaza, 21st Floor
New York, NY 10004
Fax No: 212-623-6168
Attn: Ilona Kandarova

or to such other address as to any party hereto as such party shall designate by like notice to the other parties hereto.

                13.   Other Agreements . This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to choice of law principles. This Agreement (including the above recitals which are a substantive part hereof) and the schedules and exhibits hereto constitute the complete and exclusive expression of the terms of the agreement between the parties, and supersede all prior or contemporaneous oral or written agreements, arrangements and understandings among the parties with respect to the subject matter of this Agreement. No amendment to this Agreement shall be effective unless it is in writing and signed by duly authorized representatives of each of the parties hereto. A purported waiver of any right or condition set forth herein shall not be valid for any purpose unless in writing and signed by the party against whom such waiver is asserted. This Agreement is for the sole and exclusive benefit of, and shall be binding upon, the parties hereto and their successors and permitted assigns, and there are no third party Parent beneficiaries of this Agreement.

                14.   WAIVER OF JURY TRIAL . EACH OF THE PARTIES HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN RESOLVING ANY CLAIM OR COUNTERCLAIM RELATING TO OR ARISING OUT OF THIS AGREEMENT.

                15.   Force Majeure . No party to this Escrow Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Escrow Agreement because of, acts of God, fire, war terrorism, floods, strikes, electrical outages, equipment or transmission failure, or other causes beyond its reasonable control.

IN WITNESS WHEREOF, the parties, by their duly authorized officers, have executed this Escrow Agreement as of the date set forth above.

PARENT:

inTEST CORPORATION

By: ____________________________
Name: Hugh T. Regan, Jr.
Title: Chief Financial Officer

STOCKHOLDERS:

The Exemption Trust, a sub-trust of the
Robert T. Stewart Separate Property
Trust dated March 17, 2003

By: ____________________________
Name Sandy L. Hoover
Title: Trustee

The Sandy L. Hoover Trust, a sub-trust
of the Robert T. Stewart Separate Property
Trust dated March 17, 2003

By: _____________________________
Name Sandy L. Hoover
Title: Trustee

STOCKHOLDERS’ REPRESENTATIVE

 _________________________________
Sandy L. Hoover

ESCROW AGENT:

JP Morgan Chase N.A.

By: _____________________________
Name:
Title:

SCHEDULE A

1.	Escrow Shares.

	Number of Initial Escrow Shares:	180,000

	Delivery instructions:

To the following entities in the following proportions:

The Exemption Trust, a sub-trust of the Robert T. Stewart Separate Property Trust dated March 17, 2003 [24.22668%]

The Sandy L. Hoover Trust, a sub-trust of the Robert T. Stewart Separate Property Trust dated March 17, 2003 [75.77332%]

2.	Escrow Agent Fees.	$2500 per annum.

EXHIBIT F

SECURITY AGREEMENT

THIS SECURITY AGREEMENT ("Agreement") is made as of this ____ day of ____, 2008, by and between SigmaSYS Corp., a Delaware corporation ("SigmaSYS"), Sandy L. Hoover, Trustee of the Exemption Trust, a sub-trust of the Robert T. Stewart Separate Property Trust dated March 17, 2003 (the "Exemption Trust"), Sandy L. Hoover, Trustee of the Sandy L. Hoover Trust, a sub-trust of the Robert T. Stewart Separate Property Trust dated March 17, 2003 (the "Q-Tip Trust" and, together with the Exemption Trust, each a "Secured Party"), and Sandy L. Hoover (the "Secured Party Representative").

For good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound, the parties agree as follows:

            1.    SigmaSYS grants to the Secured Parties a security interest in its Accounts, Chattel Paper, Deposit Accounts, Documents, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter of Credit Rights, Payment Intangibles and Supporting Obligations and all Proceeds, all now owned and hereafter acquired and all proceeds thereof, as well as all now existing and hereafter acquired books, records, writings, information and other property relating to, embodying, incorporating or referring to, any of the foregoing (the "Collateral"). Capitalized terms used but not defined in this Agreement have the respective meanings given them in the Delaware Uniform Commercial Code as the same may be amended from time to time.

            2.    The security interest is granted to secure the payment by inTEST Corporation, a Delaware corporation ("Parent") of (i) Parent’s promissory note to the Exemption Trust of even date with this Agreement and (ii) Parent’s promissory note to the Q-Tip Trust of even date with this Agreement (collectively, the "Notes"), which Notes have an aggregate original principal amount of $_____________ (the "Obligations"). Upon the repayment of all of the Obligations, the security interest created hereby shall terminate and all rights in and to the Collateral shall revert to SigmaSYS and the Secured Parties will, at the expense of SigmaSYS to the extent permitted by law, execute and deliver to SigmaSYS such documents as SigmaSYS reasonably requests to evidence the termination of such security interest and the release of such Collateral.

            3.    SigmaSYS hereby covenants, represents and warrants as follows:

                   (a)    SigmaSYS is the sole owner of and has good and marketable title to the Collateral (or, in the case of after-acquired Collateral, at the time SigmaSYS acquires rights in the Collateral) and, except as otherwise disclosed in writing to Secured Party Representative, no person has (or, in the case of after-acquired Collateral, at the time SigmaSYS acquires rights therein, will have) any right, title, claim or interest (by way of security interest, mortgage, pledge, lien, charge or other encumbrances in), against or to the Collateral, except for:

                            (i)    any statutory lien for taxes not yet due, any statutory lien of a landlord, carrier, warehouseman, mechanic or materialman incurred for sums not yet due, purchase money claims and claims securing retail payments under capital lease agreements, and liens that are immaterial in character, amount and extend and which do not materially detract from the value or interfere with the present use of the properties they affect (the foregoing, collectively, "Permitted Encumbrances"); and

                            (ii)   liens junior in priority to the Secured Parties’ security interest in the Collateral ("Junior Liens").

                   (b)    The aggregate book value of the Collateral that is not subject to Junior Liens shall, as of the last day of each calendar quarter while either of the Notes remains outstanding, be not less than One Hundred Ten Percent (110%) of the aggregate outstanding principal amount of the Notes.

                   (c)    SigmaSYS hereby agrees to allow, at all reasonable times, and from time to time, without the necessity of any prior notice or demand, each Secured Party by or through any of its officers, agents, attorneys, accountants, or other representative, to examine or inspect the Collateral wherever the same may be located and to examine, inspect, and make copies of SigmaSYS’s books and records respecting any or all of the Collateral.

                   (d)    SigmaSYS shall pay all taxes and assessments upon the Collateral promptly when due unless reasonably contested in good faith.

                   (e)    To the knowledge of SigmaSYS after diligent inquiry, all information heretofore, herein or hereafter supplied to the Secured Party Representative or to either Secured Party by or on behalf of SigmaSYS with respect to the Collateral is accurate and complete in all material respects.

                   (f)    The execution, delivery and performance of this Agreement are within the corporate power of SigmaSYS, have been duly authorized, are not in contravention of law or any of the terms of SigmaSYS’s articles of incorporation or bylaws, or of any other indenture, agreement or undertaking to which SigmaSYS is a party or by which it is bound.

                   (g)    SigmaSYS shall do, make, execute and deliver all such additional further acts, things, deeds, assurances, and instruments as Secured Party Representative may reasonably require, to assure to the Secured Parties their rights hereunder in or to the Collateral.

            4.    The following shall constitute events of default (each an "Event of Default") hereunder:

                   (a)    The occurrence of a default under either Note if the same is not cured within thirty (30) days after written notice to SigmaSYS.

                   (b)    The failure of SigmaSYS to perform any covenant under this Agreement if such failure is not cured within thirty (30) days after written notice to SigmaSYS.

                   (c)    SigmaSYS becomes insolvent, a receiver is appointed for any part of SigmaSYS’s property, SigmaSYS makes an assignment for the benefit of creditors, or any proceeding is commenced either by SigmaSYS or against SigmaSYS under any bankruptcy or insolvency laws.

            5.    Upon the occurrence of any Event of Default, and at any time thereafter, each Secured Party shall have all of the rights and remedies of a secured party under the Delaware Uniform Commercial Code, including the right to sell the Collateral at public sale without the necessity of first obtaining a judicial decree authorizing sale. Such remedies shall be in addition to any other remedies provided by law or in any other document executed by SigmaSYS.

            6.    So long as no Event of Default shall have occurred and be continuing or would result from any of the following actions, SigmaSYS may in the ordinary course of its business dispose of any Collateral which constitutes tangible personal property and enforce and collect Collateral which constitutes Accounts or General Intangibles, and SigmaSYS may retain, use and apply for its corporate purposes the Collateral and proceeds thereof.

            7.    SigmaSYS hereby agrees that, so long as an uncured Event of Default continues, at any time, without presentment, or demand, and without affecting or impairing in any way the rights of Secured Party with respect to the Collateral, the obligations of SigmaSYS hereunder or the Notes, Secured Party may – but shall not be obligated to and shall incur no liability to SigmaSYS or any third party for failure to – take any action that SigmaSYS is obligated by this Agreement to do and to exercise such rights and powers as SigmaSYS might exercise with respect to the Collateral, and SigmaSYS hereby irrevocably appoints Secured Party as its attorney-in-fact to exercise such rights and powers. SigmaSYS agrees to reimburse Secured Party upon demand for any costs and expenses, including, without limitation, reasonable attorneys’ fees, Secured Party may incur while acting as SigmaSYS’s attorney-in-fact hereunder, all of which costs and expenses are included in the obligations secured hereby. SigmaSYS further agrees that Secured Party will not be responsible for any act of commission or omission, excluding willful misconduct or gross negligence, arising out of the exercise of the rights and powers of SigmaSYS by Secured Party as attorney-in-fact. SigmaSYS shall pay all costs of recording any financing statements executed in connection with this Agreement.

            8.    Each Secured Party hereby appoints the Secured Party Representative as its agent for purposes of holding and enforcing rights and remedies under this Agreement or against any Collateral, and authorizes the Secured Party Representative to take such action on its behalf and to exercise such powers and discretion as this Agreement permits, in each case with respect to each Secured Party’s respective interest in the Collateral, and Secured Party Representative hereby accepts such appointment. Each Secured Party and the Secured Party Representative acknowledges and agrees that SigmaSYS may rely on any notice from, or act of, the Secured Party Representative hereunder as the act of the Secured Parties.

            9.    Any demand or notice that either party may give to the other shall be mailed by certified mail, return receipt requested, addressed to the Secured Parties at 1723 Hacienda Place, El Cajon, CA 92020, Attn: Sandy L. Hoover (it being acknowledged that any such demand or notice delivered to that address shall constitute delivery to both Secured Parties), and addressed to SigmaSYS at c/o inTEST Corporation, 7 Esterbrook Lane, Cherry Hill NJ 08003, attn: Hugh T. Regan, Jr. Either party may change its address for notices by a notice duly given to the other. The parties shall execute and deliver all further instruments and documents and shall take any other action as may be reasonably required to more effectively carry out the terms and provisions of this Agreement. This Agreement constitutes the entire agreement between the parties concerning this subject matter and may be amended, waived, or discharged only by an agreement in writing signed by all of the parties. If any provision of this Agreement is determined by a court to be invalid, illegal or unenforceable, this Agreement shall be construed as if that provision had been amended to the extent necessary to cause this Agreement to be enforceable and to preserve the transactions contemplated by this Agreement to the greatest extent possible. This Agreement shall be binding upon and inure to the benefit of the parties and their respective personal representatives and successors. The laws of the State of Delaware shall govern the validity and construction of this Agreement, without regard to the principles of conflict of laws, and the parties submit to the jurisdiction of the courts of the State of Delaware and the venue of the U.S. District Court for the District of Delaware. Each party has participated to a significant degree in the drafting and preparation of this Agreement, and no provision shall be construed against a party on the basis of that party’s being the "drafter."

            10.   This Agreement may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original but all of which counterparts collectively shall constitute one instrument. The transmission of a signed counterpart of this Agreement by facsimile or by portable document file ("PDF") shall have the same force and effect as delivery of an original signed counterpart of this Agreement, and shall constitute valid and effective delivery for all purposes.

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(the signature page follows)

IN WITNESS WHEREOF, the parties have executed this Security Agreement as of the day and year first above written.

SigmaSYS Corp.

By: __________________________(SEAL)
Name:
Title:

SECURED PARTIES:

The Exemption Trust, a sub-trust of the
Robert T. Stewart Separate Property
Trust dated March 17, 2003

By: _________________________
Name: Sandy L. Hoover
Title: Trustee

The Sandy L. Hoover Trust, a sub-trust
of the Robert T. Stewart Separate Property
Trust dated March 17, 2003

By: _________________________
Name: Sandy L. Hoover
Title: Trustee

SECURED PARTY REPRESENTATIVE:

_______________________
Sandy L. Hoover